Exhibit 10.1

EXECUTION COPY

TERM LOAN AGREEMENT

among

GENERAL MOTORS CORPORATION,

as the Borrower

SATURN CORPORATION,

as a Guarantor

THE SEVERAL LENDERS

from Time to Time Party Hereto,

CREDIT SUISSE SECURITIES (USA) LLC,

as Syndication Agent,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Documentation Agents,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of November 29, 2006

J.P. MORGAN SECURITIES INC.

and

CREDIT SUISSE SECURITIES (USA) LLC

as Joint Lead Arrangers and Joint Bookrunners

SECTION 3.07.	Investment Company Act	26
SECTION 3.08.	ERISA	26
SECTION 3.09.	No Material Misstatements	26
SECTION 3.10.	Purpose of Loans	27
SECTION 3.11.	Pari Passu	27
SECTION 3.12.	Security Documents	27
SECTION 3.13.	Title to Assets	27
SECTION 3.14.	Environmental Matters	27

	ARTICLE IV

	Conditions Precedent

SECTION 4.01.	Conditions to Loans	28

	ARTICLE V

	Affirmative Covenants

SECTION 5.01.	Financial Statements	30
SECTION 5.02.	Certificates; Other Information	30
SECTION 5.03.	Notices	31
SECTION 5.04.	Conduct of Business and Maintenance of Existence	31
SECTION 5.05.	Additional Collateral, Fixture Filings, etc	31
SECTION 5.06.	Environmental Matters	32

	ARTICLE VI

	Negative Covenants

SECTION 6.01.	Merger, Consolidation, etc	33
SECTION 6.02.	Limitations on Liens	33
SECTION 6.03.	Limitation on Sale and Lease-Back	36
SECTION 6.04.	Collateral Value	37

	ARTICLE VII

	Events of Default

	ARTICLE VIII

	The Agent

SECTION 8.01.	Appointment	39

SCHEDULES

2.01	Initial Commitments of the Lenders
3.12	List of Financing Statements to be Filed
6.02(b)	Existing Liens

EXHIBITS

A	Form of Assignment and Acceptance
B	Form of Note
C	Form of Collateral Agreement
D	Form of Tax Compliance Certificate
E-1	Form of Opinion of Weil, Gotshal & Manges LLP
E-2	Form of Opinion of Martin I. Darvick, Esq.
F-1	Form of Collateral Value Certificate
F-2	Form of Summary Collateral Value Certificate

TERM LOAN AGREEMENT, dated as of November 29, 2006, among GENERAL MOTORS CORPORATION, a Delaware corporation (the “Borrower”); SATURN CORPORATION, a Delaware corporation, as a Guarantor; the LENDERS party hereto (the “Lenders”); CREDIT SUISSE SECURITIES (USA) LLC, as Syndication Agent (the “Syndication Agent”); BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents (the “Co-Documentation Agents”); and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Agent”).

The Borrower has requested the Lenders to extend credit in the form of Loans (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to the Borrower on the Funding Date in Dollars in an aggregate principal amount of $1,500,000,000. The proceeds of the Loans are to be used for general corporate purposes of the Borrower and its Subsidiaries.

The Lenders are willing to extend such credit on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next  1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”: Loans bearing interest at a rate determined by reference to the ABR.

“Affiliate”: with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 10% or more of any class of voting stock of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent”: as defined in the preamble to this Agreement.

“Agreement”: this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

“Applicable Lending Office”: for any Lender, such Lender’s office, branch or Affiliate designated for Eurodollar Loans or ABR Loans, as applicable, as notified to the Agent and the Borrower or as otherwise specified in the Assignment and Acceptance applicable to such Lender, any of which offices may, subject to Section 2.15, be changed by such Lender upon 10 days’ prior written notice to the Agent and the Borrower.

“Applicable Margin”: with respect to any ABR Loan, 1.375% per annum, and, with respect to any Eurodollar Loan, 2.375% per annum.

“Applicable Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments or, at any time after the Funding Date, the percentage that the principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans of all Lenders then outstanding.

“Arrangers”: J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC.

“Assignee”: as defined in Section 10.06.

“Assignment and Acceptance”: as defined in Section 10.06.

“Attributable Indebtedness”: at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by a Financial Officer of the Borrower), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term “net rental payments” means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided that in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, “net rental payments” shall include the then current amount of such penalty from the later of such two dates and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

“Borrower”: as defined in the preamble to this Agreement.

“Business Day”: any day that (i) is not a Saturday or Sunday and (ii) is (A) when used in connection with any ABR Loan, any day on which banks are open for business in New York and (B) when used in connection with any Eurodollar Loan, any day on which dealings in Dollars can occur in the London interbank market and on which banks are open for business in New York.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents”: as defined in the preamble to this Agreement.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is created in favor of the Agent for the benefit of the Secured Parties by any Security Document.

“Collateral Agreement”: the Collateral Agreement, substantially in the form of Exhibit C, to be executed and delivered by the Loan Parties and the Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Value”: as of any date of determination, the aggregate net book value of the Collateral located in the United States of America as of the end of the most recent fiscal quarter of the Borrower, excluding (i) any Collateral Disposed of since the last day of such fiscal quarter, (ii) any Collateral subject to third-party Liens securing Indebtedness (or securing other monetary obligations, if all such third-party Liens securing other monetary obligations, in the aggregate, would materially reduce the value of the Collateral taken as a whole), (iii) all Collateral owned by any Guarantor if any of the events described in paragraph (e) of Article VII shall have occurred and be continuing as of such date with respect to such Guarantor (with references in such paragraph (e) to the Borrower being deemed for purposes of this clause (iii) to be references to such Guarantor), and (iv) any Collateral installed or located on or at any facility or other real property not owned by a Loan Party or subject to any Lien securing Indebtedness (other than Obligations) or any sale and lease-back arrangement, unless (x) the Agent shall have received a landlord waiver, bailee letter or other access agreement reasonably satisfactory to it, executed by each applicable owner of or holder of such Lien on such facility or other real property (or a representative authorized to act on its behalf) on customary terms or (y) the Agent shall have agreed with the Borrower in writing that such a waiver, letter or agreement is not required with respect to such Collateral. Notwithstanding the foregoing, for purposes of determining Collateral Value, Collateral shall not be excluded pursuant to subclause (iv)(x) of the preceding sentence prior to February 1, 2007 (or, as to the Collateral installed or located on or at any particular facilities or other real properties, such later date or dates as the Agent shall agree) so long as the Borrower shall be endeavoring in good faith to obtain the required landlord waivers, bailee letters or other access agreements.

“Collateral Value Certificate”: a certificate in substantially the form of, and containing the information called for by, Exhibit F-1, signed by a Financial Officer of the Borrower and setting forth the Collateral Value as of the last day of the fiscal period covered by the financial statements to which such certificate relates.

“Commitment”: as to any Lender, the commitment of such Lender to make a Loan hereunder on the Funding Date, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender hereunder, as such commitment may be reduced or increased from time to time in accordance with the provisions of this Agreement. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Conduit Lender”: any special purpose funding vehicle that (i) is organized under the laws of the United States or any state thereof and (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Default”: any of the events specified in Article VII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Designated Refinancing”: (a) any prepayment of all or a substantial portion of the Loans with the proceeds of a replacement loan or credit facility of the Borrower or any of its Subsidiaries or (b) any amendment to this Agreement that reduces the Applicable Margin, in the case of each of clause (a) or (b), made or effective on or prior to the first anniversary of the Funding Date.

“Disposition”: with respect to any property, any sale, lease, sale and lease-back, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Environmental Activity”: any past, present or future activity, event or circumstance in respect of a Hazardous Substance, including its presence, storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling, disposal or transportation, or its spill, discharge, leak, release, leaching, dispersal or migration into the environment, including the movement through or in the air, soil, surface water or groundwater.

“Environmental Laws”: all applicable laws regulating, relating to or imposing liability or standards of conduct concerning protection or quality of the environment, human health, employee health and safety or Hazardous Substances.

“Equipment”: as defined in the Collateral Agreement.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Loan Group”: a Loan Group comprised of Eurodollar Loans.

“Eurodollar Loan”: any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate”: with respect to an Interest Period pertaining to any Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page of the Telerate Screen (or otherwise on the Telerate Service), the “Eurodollar Rate” shall instead be the interest rate per annum (rounded upwards, if necessary, to the next  1/16 of 1%) equal to the rate at which deposits in Dollars approximately equal to $10,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Reference Lender (or, if the Reference Lender does not at the time maintain a London office, the principal London office of any Affiliate of the Reference Lender) for immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest  1/100th of 1%):

Eurodollar Reserve Rate =	(Eurodollar Rate)
(1.00 - Eurodollar Reserve Requirements)

“Eurodollar Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurodollar funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such System.

“Event of Default”: any of the events specified in Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Existing Credit Agreement”: the Amended and Restated Credit Agreement dated as of July 20, 2006, among the Borrower, General Motors of Canada Limited, Saturn Corporation, the lenders party thereto and Citicorp USA, Inc. as administrative agent, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates (rounded upward, if necessary, to the next  1/100 of 1%) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next  1/100 of 1%) of the quotations for such day of such rates on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter”: the fee letter among the Borrower, the Arrangers and the Agent, dated the date of this Agreement.

“Financial Officer”: with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer, assistant treasurer or controller of such Person.

“Fixture”: as defined in the Collateral Agreement.

“Fixture Filing Financing Statement”: as defined in the Collateral Agreement.

“Funding Date”: a date on or before December 15, 2006, selected by the Borrower in accordance with Section 2.02 as the date on which the Loans will be made hereunder.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time and as applied by the Borrower in the preparation of its public financial statements.

“GMAC”: GMAC LLC (or any successor thereto) and its Subsidiaries.

“Governmental Authority”: any nation or government, any state, province, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of government including the European Central Bank.

“Guarantee Obligations”: as to any Person (the “guaranteeing Person”), if the primary purpose or intent thereof is to provide assurance that the Indebtedness of another Person will be paid or discharged, any obligation of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing Person, whether or not contingent, (i) to advance or supply funds for the purchase or payment of any such primary obligation, (ii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor”: Saturn Corporation and each other direct or indirect wholly-owned domestic Subsidiary of the Borrower that at the option of the Borrower becomes a party to this Agreement, the Collateral Agreement and each other relevant Loan Document, in each case by executing a joinder agreement in form and substance reasonably acceptable to the Agent.

“Hazardous Substance”: (a) all chemicals, materials, contaminants, wastes and substances defined as or included in the definition of “contaminants”, “wastes”, “hazardous wastes”, “hazardous materials”, “hazardous substances”, “extremely hazardous wastes”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, or “pollutants” or words of similar import under any applicable Environmental Laws and (b) all other chemicals, materials and substances, exposure to which is prohibited, limited or regulated by any Governmental Authority pursuant to any applicable Environmental Laws.

“Indebtedness”: (a) for purposes of Sections 6.02(a) and 6.03 and paragraph (d) of Article VII, of any Person at any date, the amount outstanding on such date under notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (including, without limitation, indebtedness for borrowed money evidenced by a loan account) and (b) for all other purposes, of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit and similar arrangements, (v) all obligations of such Person in respect of securitizations of receivables, (vi) all net obligations of such Person under swap agreements, (vii) all purchase money indebtedness of such Person and (viii) all Guarantee Obligations of such Person in respect of any of the foregoing.

“Indenture”: the Indenture dated as of December 7, 1995 between the Borrower and Citibank, N.A., as Trustee, all supplemental indentures related thereto and any resolutions that have added any covenants to, or modified the covenants contained in, the Indenture.

“Interest Payment Date”: (a) as to any ABR Loan, the third Business Day after the last day of each March, June, September and December to occur while such Loan is outstanding and the date such Loan is paid in full, (b) as to any Eurodollar Loan, the last day of each Interest Period applicable thereto and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period; provided that, in addition to the foregoing, each of (i) the date upon which the Loans have been paid in full and (ii) the Maturity Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder.

“Interest Period”: with respect to any Eurodollar Loan:

(a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Eurodollar Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

Notwithstanding anything to the contrary contained in this Agreement, no Interest Period shall be selected by the Borrower which ends on a date after the Maturity Date.

“Lender”: as defined in the preamble to this Agreement; collectively, the “Lenders”; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Lien”: any mortgage, pledge, lien, security interest, charge, statutory deemed trust, conditional sale or other title retention agreement or other similar encumbrance.

“Loan”: a loan made by a Lender to the Borrower pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Group”: a group of Loans of a single Type as to which a single Interest Period is in effect.

“Loan Parties”: each of the Borrower and each Guarantor.

“Majority Lenders”: (a) at any time prior to the Funding Date, Lenders holding more than 50% of the Commitments and (b) at any time following the Funding Date, Lenders holding more than 50% of the outstanding Loans at such time.

“Manufacturing Subsidiary”: any Subsidiary of the Borrower (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Domestic Manufacturing Property and (iii) in which the Borrower’s investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of the Borrower as of the end of the fiscal year immediately preceding the date of determination; provided that “Manufacturing Subsidiary” shall not include GMAC or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to the Borrower or others or which is principally engaged in financing the Borrower’s operations outside the continental United States of America.

“Material Adverse Effect”: a material adverse effect on (a) the financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement and any of the other Loan Documents or the rights or remedies of the Agent and the Lenders under the Loan Documents.

“Material Facility”: as of any date, any U.S. Manufacturing Facility (as defined in the Collateral Agreement) upon which Collateral having a net book value (as determined as of the end of the most recent fiscal period of the Borrower for which a Collateral Value Certificate or Summary Collateral Value Certificate has been delivered hereunder or, prior to the delivery of the first Collateral Value Certificate or Summary Collateral Value Certificate, as of June 30, 2006) of at least $100,000,000 in the aggregate shall be installed or located.

“Maturity Date”: the seventh anniversary of the Funding Date (or, if such seventh anniversary does not fall on a Business Day, the next succeeding Business Day).

“Non-US Lender”: as defined in Section 2.15.

“Note”: a promissory note, executed and delivered by the Borrower with respect to the Loans, substantially in the form of Exhibit B.

“Obligations”: all obligations of any Loan Party in respect of any unpaid Loans and any interest thereon (including interest accruing after the maturity of any Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of any Loan Party to the Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

“Participant”: as defined in Section 10.06.

“Permitted Transfer”: with respect to any Collateral, any sale or other transfer of such Collateral that is not prohibited by this Agreement (and would not result in a default under Section 6.04 of this Agreement) and that is made (a) to a Person other than the Borrower or an Affiliate of the Borrower or (b) to an Affiliate of the Borrower that is not a Loan Party (i) in the ordinary course of business or (ii) for a business purpose of the Borrower (as determined in good faith by the Borrower) and not primarily for the purpose of (A) reducing the security for the Obligations or (B) making such Collateral available to other creditors.

“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Prime Rate”: the rate of interest per annum equal to the prime rate publicly announced by the majority (or, if there is not a majority, the plurality) of the eleven largest commercial banks chartered under United States Federal or State banking laws as their prime rates (or similar base rates) in effect at their principal offices. The determination of such eleven largest commercial banks shall be based upon deposits as of the prior year-end, as reported in the American Banker or such other source as may be mutually agreed upon by the Agent and the Borrower.

“Principal Domestic Manufacturing Property”: any manufacturing plant or facility owned by the Borrower or any Manufacturing Subsidiary of the Borrower which is located within the continental United States of America and, in the opinion of the Borrower’s Board of Directors, is of material importance to the total business conducted by the Borrower and its consolidated affiliates as an entity.

“Quarterly Collateral Reporting Period”: a period commencing on any date on which the Collateral Value is less than 300% of the Total Exposure and continuing until the Borrower shall have delivered to the Agent Collateral Value Certificates for two successive fiscal quarters of the Borrower ending after such date showing that the Collateral Value is equal to or greater than 300% of the Total Exposure as of the end of each such fiscal quarter.

“Reference Lender”: the Agent.

“Register”: as defined in Section 10.06.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Parties”: the collective reference to the Agent, each Lender and each other Person to which any Obligations are owed.

“Security Documents”: the Collateral Agreement and all other security documents delivered to the Agent granting or purporting to grant a Lien on any property of any Person to secure the Obligations, including financing statements or financing change statements under the applicable Uniform Commercial Code.

“Significant Subsidiary”: at any time, any Subsidiary of the Borrower which has at least 10% of the consolidated assets of the Borrower and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of the Borrower.

“Subsidiary”: as to any Person (the “parent”), any other Person of which at least a majority of the outstanding stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or comparable governing body of such Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the parent, or by one or more Subsidiaries, or by the parent and one or more Subsidiaries. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. For the purposes of this Agreement (other than Sections 3.01, 5.01 and 5.02) and the other Loan Documents, GMAC shall not be deemed to be a Subsidiary or an Affiliate of the Borrower, and any references herein or therein to the subsidiaries or affiliates of the Borrower shall be to the Borrower’s Subsidiaries or Affiliates, as applicable, other than GMAC.

“Summary Collateral Value Certificate”: a certificate substantially the form of Exhibit F-2 signed by a Financial Officer of the Borrower and certifying that, as of the last day of the fiscal quarter of the Borrower covered by the financial statements to which such certificate relates, (a) the Borrower is in compliance with Section 6.04 and (b) the Collateral Value is equal to or greater than 300% of the Total Exposure as of such date.

“Syndication Agent”: as defined in the preamble to this Agreement.

“Total Exposure”: as of any date of determination, the aggregate unpaid principal amount of the Loans.

“Transferee”: as defined in Section 10.06.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

SECTION 1.02. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

(b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to the Articles, Sections, Schedules and Exhibits of this Agreement, unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II

Amount and Terms of Commitments

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan or Loans to the Borrower on the Funding Date in an aggregate principal amount not greater than its Commitment. Loans made on the Funding Date may be converted and continued as provided in Section 2.05, but no new Loans will be made after the Funding Date. Amounts repaid or prepaid in respect of Loans may not be reborrowed. All Loans shall be made and repaid or prepaid in Dollars.

(b) The Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in full on the Maturity Date.

(c) Subject to Sections 2.11 and 2.13, the Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) any combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.02 and 2.05. Each Lender may make or maintain its Loans for the account of the Borrower by or through such Lender’s Applicable Lending Office.

SECTION 2.02. Procedure for Borrowing Loans. The Borrower shall give the Agent an irrevocable notice (which notice must be received by the Agent prior to 1:00 p.m., New York City time, (i) three Business Days (or such shorter period as may be agreed to by the Agent) prior to the Funding Date, if all or any part of the requested Loans are to be Eurodollar Loans, or (ii) one Business Day prior to the Funding Date, otherwise, specifying (A) the amount to be borrowed, (B) the requested Funding Date, which shall be a Business Day, (C) whether the requested Loans are to be Eurodollar Loans, ABR Loans or a combination thereof and (D) if the requested Loans are to be entirely or partly comprised of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each Loan Group shall be in an amount equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make its Applicable Percentage of each Loan Group available to the Agent for the account of the Borrower at the office of the Agent specified in Section 10.02 prior to 12:00 noon, New York City time, on the Funding Date in funds immediately available to the Agent. Such Loans will then immediately be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

SECTION 2.03. Termination of Commitments. The Commitments shall terminate upon the making of the Loans on the Funding Date; provided, that if the Loans shall not have been made by December 15, 2006, the Commitments shall terminate at 5:00 p.m., New York City time, on such date.

SECTION 2.04. Prepayments. (a) The Borrower may, at any time and from time to time, prepay Loans, in whole or in part, without premium or penalty (except as set forth in paragraph (c) of this Section and subject to the provisions of Section 2.16), upon at least one Business Day’s irrevocable notice to the Agent (which notice must be received by the Agent prior to 12:00 Noon, New York City time, on the date upon which such notice is due), specifying (i) the date and amount of prepayment and (ii) the Loan Group or Loan Groups being prepaid. Upon receipt of any such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to paragraph (c) of this Section and Section 2.16, if applicable. Partial prepayments of any Loan Group shall be in an aggregate principal amount of $10,000,000 or a multiple of $5,000,000 in excess thereof.

(b) If, on any date of determination, the Borrower shall not be in compliance with the covenant set forth in Section 6.04, the Borrower shall promptly, and in any event within five Business Days of such date, prepay Loans in an amount necessary to cause the Borrower to be in compliance with such covenant.

(c) Any prepayment of Loans made in connection with any Designated Refinancing shall be subject to a 1% prepayment premium on the principal amount of the Loans so prepaid.

SECTION 2.05. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert any Eurodollar Loans to ABR Loans, by giving the Agent at least one Business Day’s prior irrevocable notice of such election; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender. Notwithstanding the foregoing, (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Maturity Date.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.01, specifying the length of the next Interest Period to be applicable to such Loan; provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such continuation is not appropriate or (ii) after the date that is one month prior to the Maturity Date; provided, further, that (A) if such continuation is not permitted pursuant to the preceding proviso, such Eurodollar Loan shall be automatically converted to an ABR Loan on the last day of the then expiring Interest Period and (B) if the Borrower shall fail to give any notice required by this paragraph, such Eurodollar Loan shall, subject to clause (A), automatically continue as a Eurodollar Loan having a new Interest Period of the same duration as the Interest Period then expired.

SECTION 2.06. Minimum Amounts of Eurodollar Loan Groups. All conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of each Eurodollar Loan Group shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof. In no event shall there be more than 10 Eurodollar Loan Groups outstanding at any time.

SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.08.

(b) The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Agent on the unpaid principal amount of the Loans owing by the Borrower from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.09.

(c) Each Lender shall maintain an account or accounts evidencing the Indebtedness of the Borrower to the Applicable Lending Office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(d) The Agent shall maintain the Register pursuant to Section 10.06, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan and the Interest Period applicable thereto (if such Loan shall be a Eurodollar Loan), (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(e) The entries made in the Register and accounts maintained pursuant to this Section shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower in accordance with the terms of this Agreement.

SECTION 2.08. Amortization of Loans. (a) Subject to adjustment pursuant to paragraph (b) of this Section, on the third Business Day following the last day of each March, June, September and December, commencing on the third Business Day following March 31, 2007, and continuing to the Maturity Date, the Borrower shall repay Loans in a principal amount equal to 0.25% of the aggregate principal amount of the Loans made on the Funding Date.

(b) Any prepayment of Loans pursuant to Section 2.04 shall be applied to reduce the subsequent scheduled repayments of the Loans to be made pursuant to this Section in the direct order of their maturity, or as otherwise directed by the Borrower.

(c) Prior to any repayment of Loans, the Borrower shall select the Loan Group or Loan Groups to be repaid and shall notify the Agent of such selection not later than 12:00 noon, New York City time, one Business Day before the scheduled date of such repayment. Each repayment of a Loan Group shall be applied ratably to the Loans included in the repaid Loan Group. Repayments of Loans shall be accompanied by accrued interest on the principal amount of Loans repaid.

SECTION 2.09. Interest Rates for Loans. (a) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(b) Each Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus the Applicable Margin.

(c) Interest on the Loans shall be payable in arrears on each Interest Payment Date and on the date of any required repayment under Section 2.08 with respect to the amounts so repaid; provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

(d) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of overdue interest or other amounts, the rate described in paragraph (a) of this Section plus 2%, in each case from the date of such non–payment until such amount is paid in full (after as well as before judgment).

SECTION 2.10. Computation of Interest. (a) Interest on all Loans shall be computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of ABR Loans on any date when the ABR is determined by reference to the Prime Rate, a year of 365 or 366 days as appropriate (in each case including the first day but excluding the last day). Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at any time and from time to time upon the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate applicable to any Loan pursuant to this Agreement.

(b) Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurodollar Reserve Requirements shall become effective as of the opening of business on the day on which such change in the ABR is announced or such change in the Eurodollar

Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

SECTION 2.11. Inability to Determine Interest Rate. If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of “Eurodollar Rate” contained in Section 1.01, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined by the Agent in the manner specified in the definition of “Eurodollar Rate” contained in Section 1.01, no further Eurodollar Loans shall be continued as such at the end of the then current Interest Period (other than any Eurodollar Loans previously requested and with respect to which the Eurodollar Rate was previously determined), nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans, and any affected Loans shall be converted on the last day of the then current Interest Period to ABR Loans in accordance with Section 2.05.

SECTION 2.12. Pro Rata Treatment and Payments. (a) The borrowing of Loans of each Loan Group hereunder on the Funding Date, and each conversion or continuation of Loans of any Loan Group, shall be made pro rata among the Lenders.

(b) Each payment (including each prepayment) on account of principal of and interest on the Loans of any Loan Group shall be made pro rata as among the Lenders according to the respective outstanding principal amounts of their Loans comprising such Loan Group and (ii) any proceeds of the Collateral shall be distributed in accordance with paragraph (c) of this Section.

(c) Any proceeds of the Collateral during the continuance of an Event of Default shall be applied in the following order:

(i) first, to pay incurred and unpaid fees and expenses of the Agent under the Loan Documents;

(ii) second, to the Agent, for application by it towards payment of interest then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amount of interest then due and owing and remaining unpaid to such Secured Parties;

(iii) third, to the Agent, for application by it towards payment of all other amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to such Secured Parties; and

(iv) fourth, any balance remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same;

provided that, if sufficient funds are not available to fund all payments to be made in respect of any Obligations described in any of clause (i), (ii) or (iii) above, the available funds being applied with respect to any such Obligations shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent’s and each other Secured Party’s interest in such aggregate outstanding Obligations.

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent’s office specified in Section 10.02. Payments of principal and interest on any Loan and all other amounts payable hereunder shall be made in Dollars; and all payments hereunder shall be made in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(e) Unless the Agent shall have been notified in writing by any Lender prior to the Funding Date that such Lender will not make the amount that would constitute its relevant Applicable Percentage of the Loans requested to be made on the Funding Date available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Funding Date, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender’s relevant Applicable Percentage of such requested Loans is not made available to the Agent by such Lender within three Business Days of the Funding Date, the Agent shall be entitled to recover such amount with interest thereon at the rate described above, on demand, from the Borrower.

(f) The Agent agrees to provide the Borrower with a written invoice of the amount of (x) any interest payable on any Interest Payment Date and (y) any expense payable by the Borrower under this Agreement or any other Loan Document. Such invoice shall be provided (i) three Business Days in advance of any Interest Payment Date in the case of Loans bearing interest based on the Eurodollar Rate, (ii) on the Interest Payment Date in the case of Loans based on the ABR and (iii) three Business Days in advance of any date any expense is due. Failure to deliver any such invoice shall not affect the Borrower’s payment obligations hereunder; provided that, with respect to any interest payable on any Interest Payment Date or any expense payable by the Borrower on any date as provided in any Loan Document, in the event that (A) any invoice is later determined to have understated the amount of interest or expense, as applicable, due on such date or (B) the Borrower makes a good faith payment of the interest or expense, as applicable, due on such date prior to receipt of an invoice as provided above, and, in each case, the amount paid is later determined to have been less that the amount or interest or expense, as the case may be, actually due on such date pursuant to this Agreement or any other Loan Document, the failure by the Borrower to have paid the full amount of interest or expense, as the case may be, on such date shall not constitute a Default or an Event of Default unless the Borrower fails to pay the amount of such shortfall within five Business Days after written notice from the Agent of the amount thereof.

SECTION 2.13. Illegality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Agent and the Borrower describing the relevant provisions of such Requirement of Law (and, if the Borrower shall so request, provide the Borrower with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue such Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s outstanding Eurodollar Loans shall be converted automatically on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans.

(b) If any such conversion or prepayment of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.

SECTION 2.14. Increased Costs. (a) If (i) there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loans or (ii) any reduction in any amount receivable in respect thereof, and such increased cost or reduced amount receivable is due to either (x) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (y) the compliance with any guideline or request made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), then (subject to the provisions of Section 2.17) the Borrower shall from time to time, upon demand by such Lender, pay such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduced amount receivable; provided that no such additional amounts shall be payable by the Borrower with respect to, and this paragraph (a) shall not apply to, any increased cost or reduced amount due to the imposition or change in the rate of any tax, which shall be governed exclusively by Section 2.15.

(b) If any Lender shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 paper of the Basle Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards”, (ii) the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy affecting such Lender, (iii) any change arising after the date hereof in the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or

(iv) compliance by such Lender (or any lending office of such Lender), or any holding company for such Lender which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of any such holding company as a direct consequence of such Lender’s obligations hereunder to a level below that which such Lender or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then (subject to the provisions of Section 2.17) from time to time the Borrower shall pay to such Lender (at such Lender’s request) such additional amounts as will compensate such Lender or any such holding company for any such reduction suffered, net of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided that no such additional amounts shall be payable by the Borrower with respect to, and this Section shall not apply to, any increased cost or reduced amount due to the imposition or change in the rate of any tax, which shall be governed exclusively by Section 2.15. Any certificate as to such amounts which is delivered pursuant to Section 2.17(a) shall, in addition to any items required by Section 2.17(a), include the calculation of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided that in no event shall any Lender be obligated to pay or refund any amounts to the Borrower on account of such savings.

(c) In the event that any Governmental Authority shall impose any Eurodollar Reserve Requirements which increase the cost to any Lender of making or maintaining Eurodollar Loans, then (subject to the provisions of Section 2.17) the Borrower shall thereafter pay in respect of the Eurodollar Loans of such Lender a rate of interest based upon the Eurodollar Reserve Rate (rather than upon the Eurodollar Rate). From and after the delivery to the Borrower of the certificate required by Section 2.17(a), all references contained in this Agreement to the Eurodollar Rate shall be deemed to be references to the Eurodollar Reserve Rate with respect to each such affected Lender.

SECTION 2.15. Taxes. (a) All payments made by each Loan Party under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of each Lender, each Affiliate of a Lender and the Agent (each a “Tax Indemnified Party”):

(i) income taxes (other than withholding taxes) and franchise taxes, branch profits taxes and any other tax based upon net income imposed on such Tax Indemnified Party as a result of a present or former connection between such Tax Indemnified Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Tax Indemnified Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document); and

(ii) any withholding taxes imposed by the United States on payments made by any Loan Party to any Tax Indemnified Party under laws (including for all purposes of this Section, any statute, treaty or regulation), in effect on the Funding Date (or, in the case of (A) an Assignee, the date of the Assignment and Acceptance, (B) a successor Agent, the date of the appointment of such Agent or (C) a Lender that changes its Applicable Lending Office, the date of such change) (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings, other than those excluded under clause (i) or this clause (ii), being referred to as “Non-Excluded Taxes”); provided, however, that this clause (ii) shall not apply in the case of any Tax Indemnified Party that is an Assignee, successor to the Agent or Lender that has changed its Applicable Lending Office to the extent that the Person making such assignment, successor appointment or change in Applicable Lending Office would have been entitled to receive indemnity payments or additional amounts under this Section in the absence of such assignment, successor appointment or change in Applicable Lending Office; provided, further, however, that this clause (ii) shall not apply to the extent that any Non-Excluded Tax is imposed on a Tax Indemnified Party in connection with an interest in any Loan or other obligation that such Tax Indemnified Party acquired pursuant to Section 2.17(c) or 2.18.

If any Non-Excluded Taxes are required to be withheld from any amounts payable to, or for the account of, any Tax Indemnified Party hereunder, then such Loan Party shall make all such deductions and pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable law and the amounts so payable to, or for the account of, the Tax Indemnified Party shall be increased to the extent necessary to yield to the Tax Indemnified Party (after payment of all Non-Excluded Taxes) a net amount equal to the amount it would have received had no such deduction or withholding been made. Notwithstanding the foregoing, the Loan Parties shall not be required to increase any such amounts payable to any Tax Indemnified Party if such Tax Indemnified Party fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by any Loan Party, as promptly as possible thereafter such Loan Party shall send to the Agent for its own account or for the account of the relevant Tax Indemnified Party, as the case may be, a certified copy of an original official receipt, if any, received by such Loan Party showing payment thereof. If any Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent or the relevant Tax Indemnified Party the required receipts or other required documentary evidence, such Loan Party shall indemnify the Agent and the Tax Indemnified Parties for any taxes, interest or penalties that may become payable by the Agent or any Tax Indemnified Party solely as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(b) Each Lender that is not incorporated under the laws of the United States of America or any state thereof (a “Non-US Lender”) shall:

(i) (A) on or before the date such Non-US Lender becomes a Lender under this Agreement, deliver to the Borrower and the Agent two duly completed originals of United States Internal Revenue Service Form W-8BEN or

Form W-8ECI, or successor applicable forms, as the case may be, certifying that such Lender is entitled to a complete exemption from deduction or withholding of United States Federal income taxes with respect to payments under this Agreement and the other Loan Documents; and

(B) thereafter, (I) deliver to the Borrower and the Agent two duly completed originals of any such form on or before the date that any such form previously provided expires or becomes obsolete, (II) after the occurrence of any event requiring a change in the most recent form previously delivered to the Borrower or the Agent, deliver to the Borrower and the Agent two duly completed originals of any such form reflecting such change (if and to the extent such Non-US Lender is then legally able to provide any such form), and (III) obtain such extensions of time for filing and completing any such form as may reasonably be requested by the Borrower or the Agent (if and to the extent such Non-US Lender is then legally able to do so); and

(ii) in the case of any such Non-US Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot comply with the requirements of paragraph (b)(i) above, on or before the date such Non-US Lender becomes a Lender under this Agreement, such Non-US Lender shall:

(A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 871(h) or Section 881(c)(3)(A) of the Code;

(B) furnish to the Borrower on or before the date of any payment by the Borrower made hereunder, with a copy to the Agent, (I) a certificate substantially in the form of Exhibit D and (II) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or a successor applicable form, certifying to such Lender’s legal entitlement at the date of such certificate to a complete exemption from US withholding tax under the provisions of Section 871(h) or 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;

(C) furnish to the Borrower, with a copy to the Agent, (I) two duly completed originals of such form W-8BEN or successor applicable form before the date that any such form previously provided expires or becomes obsolete and (II) after the occurrence of any event requiring a change in the most recent form previously delivered to the Borrower or the Agent, two duly completed originals of such form reflecting such change (if and to the extent such Non-US Lender is then legally able to provide any such form);

(D) obtain such extensions of time for filing and completing any such form W-8BEN or successor applicable form as may reasonably be requested by the Borrower or the Agent (if and to the extent such Non-US Lender is then legally able to do so); and

(E) provide the Borrower and the Agent upon reasonable request by the Borrower or the Agent, if and to the extent such Non-US Lender is then legally entitled to do so, such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to a complete exemption from withholding with respect to payments under this Agreement and any Notes.

Notwithstanding the foregoing provisions of this paragraph (b), if a change in any applicable treaty, law or regulation, or any change in the interpretation, administration or application relating thereto, has occurred prior to the date on which any delivery to the Borrower or Agent would otherwise be required by this paragraph (b), and such change (i) with respect to any prospective Lender or with respect to any Lender already a party hereto, renders all such deliveries inapplicable or (ii) with respect to any Lender already a party hereto, would prevent such Lender from duly completing and delivering any such form with respect to it, such prospective Lender or Lender shall not deliver any such forms and shall advise the Borrower and the Agent of such occurrence. Each Assignee, Participant or Conduit Lender hereunder pursuant to Section 10.06 shall, upon the effectiveness of the transfer pursuant to which it becomes an Assignee, Participant or Conduit Lender, be required to provide all of the forms, statements and documentation required pursuant to this Section; provided that in the case of a Participant such Participant shall furnish all such required forms, statements and documentation to the Lender from which the related participation shall have been purchased, and such Lender shall in turn furnish all such required forms (including Internal Revenue Service Form W-8IMY), statements and documentation to the Borrower and the Agent. Any Lender that is a “United States person” (within the meaning of Code section 7701(a)(30)) shall furnish the Borrower and the Agent with a Form W-9 or successor form thereto, certifying an exemption from backup withholding in respect of payments hereunder, if it is legally entitled to do so.

(c) If and to the extent that a Tax Indemnified Party, in its sole discretion (exercised in good faith), determines that it has received or been granted a credit against, a relief from, a refund or remission of, or a repayment of, any Non-Excluded Tax in respect of which it has received additional payments under paragraph (a) of this Section, then such Tax Indemnified Party shall return to the Borrower such additional payments (or the portion thereof) paid by the Borrower which are determined by such Tax Indemnified Party (in its sole discretion, exercised in good faith) to be attributable to the Non-Excluded Tax to which such credit, relief, refund, remission or repayment relates; provided that such Tax Indemnified Party shall not be obligated to make any payment under this paragraph in respect of any such credit, relief, refund, remission or repayment until such Tax Indemnified Party, in its sole judgment (exercised in good faith) is satisfied that its tax affairs for the tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled.

(d) If any Lender fails to provide the Borrower or the Agent with the appropriate form, certificate or other document required by this Section (other than if such failure is due to a change in law, treaty or regulation or in the interpretation, administration, or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Lender shall not be entitled to indemnification under clause (a) of this Section.

SECTION 2.16. Indemnity. Subject to the provisions of Section 2.17(a), the Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss or reasonable expense which such Lender sustains or incurs as a consequence of (a) a failure by the Borrower in making a borrowing of, conversion into or continuation of any Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) a default by the Borrower in making any prepayment of a Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making by the Borrower of a prepayment of any Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto or (d) the making by the Borrower of a prepayment of any Eurodollar Loan, or the conversion of any Eurodollar Loan to an ABR Loan, on the last day of the Interest Period with respect thereto, if the Borrower shall not have notified the Agent of its election to prepay, convert or continue such Loan at least three Business Days prior to such prepayment or conversion. In the case of an event described in any of preceding clause (a), (c) or (d) with regard to a Eurodollar Loan, such actual loss or reasonable expense shall be deemed to include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan for the period from the date of the default to borrow, convert or continue to the last day of the Interest Period that would have been the Interest Period for such Eurodollar Loan (or, in the case of a prepayment, from the date of such prepayment to the last day of the then current (or, in the case of clause (d), the newly initiated) Interest Period for such Eurodollar Loan), in each case at the applicable rate of interest for such Eurodollar Loan provided for herein (excluding the Applicable Margin applicable thereto) over (ii) the amount of interest (as determined by such Lender) which would have accrued to such Lender by placing the principal amount of such Eurodollar Loan on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

SECTION 2.17. Notice of Amounts Payable; Relocation of Lending Office; Mandatory Assignment. (a) In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to Section 2.13, 2.14, 2.15(a) or 2.16, then it shall promptly notify the Borrower thereof and, as soon as possible thereafter, such Lender shall submit to the Borrower a certificate describing in reasonable detail the events or circumstances causing such amounts to be owed to such Lender, indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Borrower hereunder; provided, however, that the failure of the Borrower to pay any amount owing to any Lender pursuant to Section 2.13, 2.14, 2.15(a) or 2.16 shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that the Borrower is contesting in good faith its obligation to pay such amount by ongoing discussions diligently pursued with such Lender or by appropriate proceedings.

(b) If a Lender claims any additional amounts payable pursuant to Section 2.13, 2.14 or 2.15(a), it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts, including changing the jurisdiction of its Applicable Lending Office, provided that the taking of any such action would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

(c) In the event that any Lender delivers to the Borrower a certificate in accordance with paragraph (a) of this Section (other than a certificate as to amounts payable pursuant to Section 2.16), or the Borrower is required to pay any additional amounts or other payments in accordance with Section 2.13, 2.14 or 2.15(a), the Borrower may, at its own expense and in its sole discretion, (i) require such Lender to transfer or assign, in whole or in part, without recourse and in accordance with Section 10.06, all or part of its interests, rights and obligations under this Agreement to another Person (provided that the Borrower, with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be an Assignee with respect to thereto) which shall assume such assigned obligations (which Assignee may be another Lender, if such Assignee Lender accepts such assignment) or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding Loans of such Lender; provided that (x) the Borrower or the Assignee, as the case may be, shall have paid to such Lender being replaced or terminated in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by such Lender hereunder and (subject to Section 2.16) all other amounts owed to it hereunder and (y) such assignment or termination of the Commitment of such Lender and prepayment of Loans is not prohibited by any law, rule or regulation or order of any court or Governmental Authority.

SECTION 2.18. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.13, 2.14 or 2.15(a), (b) defaults in its obligation to make Loans hereunder or (c) fails to consent to any amendment to this Agreement requested by the Borrower which requires the consent of all of the Lenders (or all of the Lenders affected thereby) and which is consented to by the Majority Lenders, in each case, subject to the following terms and conditions: (i) such replacement does not conflict with any Requirement of Law, (ii) the replacement Lender shall purchase, at par, all Loans and other amounts owing to the replaced Lender on or prior to the date of replacement, (iii) if the replacement is being made pursuant to clause (c) of this Section, the replacement Lender shall consent to the requested amendment, (iv) the Borrower shall be liable to the replaced Lender under Section 2.16 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement Lender shall be reasonably satisfactory to the Agent, (vi) the replacement shall be made in accordance with the provisions of Section 10.06, (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Sections 2.13, 2.14 or 2.15(a), as the case may be, to the replaced Lender and (viii) upon compliance with the provisions of Section 10.06 and the payment of the amounts referred to in clause (ii) above, the replacement Lender shall become a Lender hereunder and the replaced Lender shall cease to be a Lender hereunder and shall be released from all its obligations as a Lender, except with respect to indemnification provisions applicable to such replaced Lender under this Agreement during the period in which such replaced Lender was a Lender hereunder, which shall survive as to such replaced Lender. Each Lender agrees that, if it becomes a replaced Lender, it shall comply with Section 10.06, including by executing and delivering to the Agent an Assignment and Acceptance to evidence such sale and purchase; provided, however, that the failure of any Lender to be replaced in accordance with this Section to execute an Assignment and Acceptance shall not render such sale and purchase (and corresponding assignment) invalid and such assignment shall be recorded in the Register.

ARTICLE III

Representations and Warranties

To induce the Agent and the Lenders to enter into this Agreement and to make Loans on the Funding Date, each Loan Party hereby represents and warrants to the Agent and each Lender that:

SECTION 3.01. Financial Condition. The Borrower has heretofore furnished to each Lender a copy of its consolidated financial statements for its fiscal year ended December 31, 2005, and the Borrower has heretofore furnished to the Agent for distribution to each Lender a copy of its consolidated financial statements for its fiscal quarter and the nine-month period ended September 30, 2006, which were included in the Form 10-K or the Form 10-Q, as the case may be, of the Borrower filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of such date in accordance with GAAP. Between September 30, 2006 and the Funding Date, there has been no development or event which has had a Material Adverse Effect.

SECTION 3.02. Corporate Existence. Such Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, have a Material Adverse Effect.

SECTION 3.03. Corporate Power; Authorization; Enforceable Obligations. Such Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except filing required to perfect the Liens created thereunder. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.04. No Legal or Contractual Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents), except to the extent that all such violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect. The available exceptions under the covenants restricting secured Indebtedness in the Indenture and the Existing Credit Agreement permit the Obligations to be secured by the Collateral as contemplated hereby without the Borrower being required to ratably secure the Indebtedness under the Indenture or the Existing Credit Agreement. Immediately following the borrowing of the Loans hereunder, the Borrower will be able to incur on the Funding Date at least $1.00 of additional Indebtedness that is secured by Liens on Principal Domestic Manufacturing Properties without being required to ratably secure the Indebtedness under the Indenture or the Existing Credit Agreement.

SECTION 3.05. No Material Litigation. Except as set forth in the Form 10-K of the Borrower for its fiscal year ended December 31, 2005, or the Form 10-Q of the Borrower for the fiscal quarter ended September 30, 2006, or in any Form 10-K/A, Form 10-Q/A or Form 8-K of the Borrower filed with the Securities and Exchange Commission not later than the third Business Day prior to the date of this Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues as of the Funding Date (a) with respect to this Agreement or any other Loan Document or any of the actions contemplated hereby or thereby, or (b) which involves a probable risk of an adverse decision which would materially restrict any Loan Party’s ability to comply with its obligations under this Agreement or any other Loan Document.

SECTION 3.06. Federal Regulations. No part of the proceeds of any Loan will be used for “buying”, “purchasing” or “carrying” any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

SECTION 3.07. Investment Company Act. Such Loan Party is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.08. ERISA. The Borrower is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.09. No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of any Loan Party to the Agent or any Lender as described in Section 3.01 or pursuant to Section 5.01(a) of this Agreement or pursuant to any other Loan Document contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, except to the extent that such facts (whether misstated or omitted) do not result in a Material Adverse Effect.

SECTION 3.10. Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for its general corporate purposes.

SECTION 3.11. Pari Passu. The claims of the Agent and the Lenders against the Borrower under this Agreement rank at least pari passu with the claims of all its unsecured creditors, save those whose claims are preferred solely by any laws of general application having effect in relation to bankruptcy, insolvency, liquidation or other similar events.

SECTION 3.12. Security Documents. The Collateral Agreement is effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When financing statements in appropriate form are filed in the offices specified on Schedule 3.12, the Collateral Agreement will constitute a fully perfected Lien on and security interest in all right, title and interest of the Loan Parties in the Collateral described therein to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior to the rights of any other Person, except for (a) rights secured by Liens expressly permitted by Section 6.02 and (b) in the case of any Collateral that is a Fixture that is installed or located at any real property that is not a Material Facility, rights of any holder (other than a Loan Party) of a recorded interest in such real property.

SECTION 3.13. Title to Assets. Each Loan Party has good and marketable title to, or valid leasehold interests in, all of its personal property and assets, except to the extent that failure to have good and marketable title to, or valid leasehold interests in, such property or assets could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.14. Environmental Matters. (a) Each Loan Party and each real property on or at which any Collateral is installed or located and the operations thereon comply in all respects with all applicable Environmental Laws and each Loan Party does not have any liability (whether contingent or otherwise) in connection with any Environmental Activity, except in each case to the extent it would not reasonably be expected to have a Material Adverse Effect.

(b) Each Loan Party (i) has not received any written notice of any claim against or affecting it or any real property on or at which any Collateral is installed or located or the operations thereon relating to Environmental Laws, (ii) has not received any written notice of and is not aware of any judicial or administrative proceeding pending or, to its knowledge, threatened against or affecting it or any real property on or at which any Collateral is installed or located or the operations thereon alleging any material violation of any Environmental Laws and (iii) to the best of its knowledge, is not the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remediation action is needed in connection with an Environmental Activity, except, in the case of clauses (i), (ii) and (iii), to the extent such claim, proceeding, investigation, evaluation, audit or review would not reasonably be expected to have a Material Adverse Effect.

(c) Each Loan Party does not store any Hazardous Substance on any real property on or at which any Collateral is installed or located nor has it disposed of any Hazardous Substance on any real property on or at which any Collateral is installed or located, in each case, except (i) in compliance with all applicable Environmental Laws or (ii) where such storage or disposal would not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

Conditions Precedent

SECTION 4.01. Conditions to Loans. The obligation of each Lender to make the Loans requested to be made by it is subject to the satisfaction on the Funding Date of the following conditions precedent:

(a) Credit Agreement; Collateral Agreement. The Agent shall have received (i) this Agreement, executed and delivered (including by way of a telecopier or electronic image scan) by a duly authorized officer of each Loan Party and each Lender and (ii) the Collateral Agreement, executed and delivered (including by way of a telecopier or electronic image scan) by each Loan Party.

(b) Lien Searches. The Agent shall have received the results of recent lien searches (limited by such parameters relating to filing dates and amounts as the Agent and the Borrower may agree upon) in the appropriate filing or recording offices in each Loan Party’s jurisdiction of organization and in the jurisdictions in which facilities containing Equipment and Fixtures accounting for at least 85% of the Collateral Value set forth in the certificate referred to in clause (l) below are located, and such searches shall reveal no Liens on any of the Collateral except for Liens permitted by Section 6.02 or those that are discharged on or prior to the Funding Date pursuant to documentation reasonably satisfactory to the Agent.

(c) Secretary’s Certificates of Loan Parties. The Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties, in form and substance satisfactory to the Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of such Loan Party executing any Loan Document (with the President, any Vice President or any Financial Officer of such Loan Party attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true, complete and correct copy of each of the certificate of incorporation and by-laws or equivalent constitutional documents of such Loan Party, (iii) have attached to it a true and correct copy of appropriate resolutions of such Loan Party, which resolutions shall authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the incurrence of the Obligations of such Loan Party by such Loan Party and (iv) certify that, as of the date of such certificate (which shall not be earlier than the date hereof), none of such certificate of incorporation or by-laws (or equivalent constitutional documents) or resolutions shall have been amended, supplemented, modified, revoked or rescinded.

(d) Fees. The Arrangers and the Agent shall have received all fees required to be paid in accordance with the Fee Letter.

(e) Legal Opinions. The Agent shall have received, (i) the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to each of the Loan Parties, substantially in the form of Exhibit E-1 and (ii) the executed legal opinion of Martin I. Darvick, Esq. substantially in the form of Exhibit E-2. Each Loan Party hereby instructs such counsel to deliver its opinion for the benefit of the Agent and each of the Lenders.

(f) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement, but excluding Fixture Filing Financing Statements, which will be filed as provided in Section 5.05(c)) required by the Security Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall have been delivered to the Agent and shall be in proper form for filing, registration or recordation.

(g) Insurance. The Agent shall have received evidence of satisfactory insurance coverage or self-insurance for the Collateral and an insurance certificate reflecting the Agent as an additional loss payee thereunder.

(h) Notice of Borrowing. The Agent shall have received a notice of borrowing executed by the Borrower in compliance with Section 2.02.

(i) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Funding Date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(j) No Default. No Default or Event of Default shall have occurred and be continuing on the Funding Date and after giving effect to the extensions of credit requested to be made on such date.

(k) Officer’s Certificate. The Agent shall have received a certificate from a Financial Officer of the Borrower dated the Funding Date confirming compliance with the conditions set forth in paragraphs (i) and (j) of this Section.

(l) Collateral Value. The Agent shall have received a certificate of a Financial Officer of the Borrower dated the Funding Date certifying that the Collateral Value is approximately $6,500,000,000 (subject to adjustments that may be required due to lien search results on real properties on which Collateral is installed or located for which no lien searches shall have been received as of the Funding Date), based on the net book values of the assets constituting Collateral as of June 30, 2006.

ARTICLE V

Affirmative Covenants

Each Loan Party as to itself hereby agrees that, so long as any amount is owing to any Lender or the Agent hereunder, the Borrower shall:

SECTION 5.01. Financial Statements. Furnish to the Agent for prompt delivery to each Lender:

(a) as soon as available, but in any event within 110 days after the end of the Borrower’s fiscal year, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, and reported on by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification or exception and without any qualification as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, in each case prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein).

Notwithstanding the foregoing, the Borrower shall not be required to furnish or deliver to the Agent any financial statements or reports that the Borrower has filed with the Securities and Exchange Commission or any successor or analogous Governmental Authority, and any such financial statements or reports so filed shall be deemed to have been furnished or delivered to the Agent in accordance with the terms of this Section if such financial statements or reports are filed within the time periods for delivery required by this Section.

SECTION 5.02. Certificates; Other Information. (a) Furnish to the Agent, for delivery to each Lender, concurrently with the delivery of the financial statements referred to in Section 5.01, a certificate of a Financial Officer of the Borrower stating that, to the best of such Financial Officer’s knowledge, (i) such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal year-end audit adjustments) and (ii) during such period each Loan Party has performed in all material respects all of its covenants and other agreements contained in this Agreement and the other Loan Documents to be performed by it, and that no Default or Event of Default has occurred and is continuing, except as specified in such certificate.

(b) Furnish to the Agent, for delivery to each Lender, within 15 Business Days after the date on which the Borrower is required to file Form 10–K with the Securities Exchange Commission (after giving effect to any grace periods or extensions available under applicable Securities and Exchange Commission regulations, but in any event within 110 days after the end of the Borrower’s fiscal year), a Collateral Value Certificate as of the last day of the fiscal year covered by the financial statements so delivered.

(c) During the continuance of any Quarterly Collateral Reporting Period, furnish to the Agent, for delivery to each Lender, within 15 Business Days after the date on which the Borrower is required to file Form 10–Q with the Securities Exchange Commission (after giving effect to any grace periods or extensions available under applicable Securities and Exchange Commission regulations, but in any event within 110 days after the end of the Borrower’s applicable fiscal quarter), a Collateral Value Certificate as of the last day of the fiscal quarter covered by the financial statements so delivered.

(d) At any time when a Quarterly Collateral Reporting Period is not in effect, furnish to the Agent, for delivery to each Lender, within 15 Business Days after the date on which the Borrower is required to file Form 10–Q with the Securities Exchange Commission (after giving effect to any grace periods or extensions available under applicable Securities and Exchange Commission regulations, but in any event within 110 days after the end of the Borrower’s applicable fiscal quarter), a Summary Collateral Value Certificate as of the last day of the fiscal quarter covered by the financial statements so delivered.

SECTION 5.03. Notices. Promptly give notice to the Agent for delivery to each Lender of the occurrence of any Default or Event of Default, accompanied by a statement of a Financial Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

SECTION 5.04. Conduct of Business and Maintenance of Existence. Continue to engage in its principal line of business as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its principal line of business, except as otherwise permitted pursuant to Section 6.01 or to the extent that failure to do so would not have a Material Adverse Effect.

SECTION 5.05. Additional Collateral, Fixture Filings, etc. (a) Except as set forth in clause (b) below, with respect to any property of the types included in the description of the Collateral under any Security Document executed by such Loan Party which is acquired after the Funding Date by such Loan Party, or which is owned by a Loan Party that becomes a Loan Party after the Funding Date, promptly (i) execute and deliver to the Agent such amendments to the applicable Security Document or such other documents as the Agent reasonably deems necessary to grant to the Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary to grant to the Agent, for the benefit of the Secured Parties, a perfected security interest in such property with the priority specified in such Security Document (subject to the Liens permitted by Section 6.02), including the filing of Uniform Commercial Code and other financing statements in such jurisdictions as may be required by the Security Documents or by applicable law or as may be reasonably requested by the Agent (other than any Fixture Filing Financing Statement with regard to any real property that is not a Material Facility).

(b) Notwithstanding anything to the contrary in this Section, there shall be excluded from the property referred to in clause (a) to be pledged as Collateral such assets as to which the Agent shall reasonably determine that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby.

(c) With respect to any Material Facility upon which a Fixture Filing Financing Statement shall not have been previously delivered to the Agent in proper form for filing, deliver to the Agent such a Fixture Filing Financing Statement in proper form for filing with regard to such Material Facility, (i) with respect to Material Facilities in existence on the Funding Date, no later than December 31, 2006 or such later date as may be agreed to by the Agent and (ii) with respect to Material Facilities that are acquired or determined to be Material Facilities after the Funding Date, or augmented or changed in such a fashion so that a previously delivered Fixture Filing Financing Statement with respect thereto shall no longer be in proper form, promptly (but in any event, within 45 days or such later date as may be agreed to by the Agent) after the date of such acquisition, determination, augmentation or change.

SECTION 5.06. Environmental Matters. (a) Promptly notify the Agent of any environmental matter, occurrence or other event relating to any real property on or at which any Collateral is installed or located arising after the Funding Date of which it is aware, or any breach or violation of an Environmental Law applicable to any real property on or at which any Collateral is installed or located, which would reasonably be expected to have a Material Adverse Effect, and take all necessary action required by any applicable Environmental Law to rectify such environmental matter, occurrence or event or cure the breach or violation of such Environmental Law, in each case, if failure to take such action would reasonably be expected to have a Material Adverse Effect.

(b) Promptly provide the Agent with a copy of: (i) any written notice it receives that a violation of any Environmental Law has been committed with respect to any real property on or at which any Collateral is installed or located or there is the reasonable likelihood of liability arising from the condition of any real property on or at which any Collateral is installed or located, (ii) any written notice it receives that a demand, claim, or administrative or judicial complaint has been filed against such Loan Party alleging a violation of any Environmental Law or liability related to the condition of any real property on or at which any Collateral is installed or located or requiring such Loan Party to take any action in connection with any Environmental Activity in respect of any real property on or at which any Collateral is installed or located, (iii) any written notice it receives from a third party or Governmental Authority alleging that such Loan Party is or may be liable or responsible for matters associated with any Environmental Activity in respect of any real property on or at which any Collateral is installed or located, including all matters associated with a response to or a cleanup of the presence or discharge of a Hazardous Substance in, at, through or into the environment, and (iv) any environmental site assessment or audit report required to be submitted by such Loan Party to any Governmental Authority, in the case of each of clauses (i) through (iv), to the extent that the matters described in any such notice, assessment or report could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

Negative Covenants

Each Loan Party hereby agrees that so long as any amount is owing to any Lender or the Agent hereunder:

SECTION 6.01. Merger, Consolidation, etc. Such Loan Party agrees not to merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless, in the case of mergers and consolidations, (a) such Loan Party shall be the continuing corporation, (b) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing and (c) in the case of a merger, consolidation or conveyance involving any Guarantor, the guarantee provided in Article IX shall be in full force and effect immediately after giving effect to such merger or consolidation, except in the case of a merger of such Guarantor into the Borrower, to the extent such merger is otherwise permitted hereunder.

SECTION 6.02. Limitations on Liens. (a) The Borrower shall not permit any Manufacturing Subsidiary to issue or assume any Indebtedness secured by a Lien upon any Principal Domestic Manufacturing Property of the Borrower or any Manufacturing Subsidiary or upon any shares of stock or obligations of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or obligations are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Indebtedness that all principal, interest and other obligations owing hereunder (together with, if the Borrower shall so determine, any other obligations of the Borrower or such Manufacturing Subsidiary ranking equally with the amounts owing hereunder and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness, unless the aggregate amount of Indebtedness issued or assumed and so secured by Liens, together with all other secured Indebtedness of the Borrower and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Indebtedness permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders’ equity of the Borrower and its consolidated subsidiaries, as determined in accordance with GAAP and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of the Borrower.

The above restrictions shall not apply to Indebtedness secured by:

(i) Liens on property, shares of stock or Indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

(ii) Liens on property existing at the time of acquisition of such property by the Borrower or a Manufacturing Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Borrower or a Manufacturing Subsidiary or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Borrower or a Manufacturing Subsidiary of improvements to such acquired property;

(iii) Liens securing Indebtedness of a Manufacturing Subsidiary owing to the Borrower or any of its subsidiaries;

(iv) Liens on property of a corporation existing at the time such corporation is merged or consolidated with the Borrower or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Borrower or a Manufacturing Subsidiary;

(v) Liens on property of the Borrower or a Manufacturing Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any obligations incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; or

(vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien securing Indebtedness permitted to be secured by the first sentence of this Section 6.02(a) or any Lien referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Indebtedness secured thereby shall not exceed by more than 115% the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

(b) Notwithstanding the foregoing, each Loan Party agrees not to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of the Collateral or upon any facility or other real property on or at which any Collateral is installed or located, except:

(i) Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of such Loan Party, as the case may be, in conformity with GAAP;

(ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(iii) permits, licenses, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of either Loan Party or any of their respective Subsidiaries;

(iv) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of business conducted or proposed to be conducted with respect to such real property;

(v) deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales or contracts (other than for the repayment of borrowed money) or surety, appeal, customs or performance bonds;

(vi) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings) regarding leases entered into by any Loan Party or any of their respective Subsidiaries in the ordinary course of business;

(vii) Liens on property existing at the time of acquisition of such property by any Loan Party, or Liens to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by a Loan Party or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens on such acquired property to secure any Indebtedness incurred for the purpose of financing the cost to a Loan Party of improvements to such acquired property;

(viii) Liens in existence on the date hereof listed on Schedule 6.02(b); provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of indebtedness secured thereby is not increased;

(ix) any Lien securing the renewal, extension, refinancing or refunding of any indebtedness secured by any Lien permitted by clause (vii) or (viii) above or this clause (ix) without any change in the assets subject to such Lien;

(x) any Lien arising out of claims under a judgment rendered or claim filed so long as (A) such judgments or claims do not constitute a Default or Event of Default under this Agreement and (B) such judgments or claims are being contested in good faith and in respect of which there shall have been adequate reserves with respect thereto maintained on the books of such Loan Party in conformity with GAAP;

(xi) any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

(xii) Liens created pursuant to the Security Documents;

(xiii) Liens in favor of lessors pursuant to sale and leaseback transactions to the extent the Disposition of the assets subject to any such sale and leaseback transaction is permitted under Section 6.03 and 10.12;

(xiv) Liens in favor of lessors to secure Capital Lease Obligations limited to the property subject to such Capital Lease Obligations; and

(xv) Liens not otherwise permitted by the foregoing clauses of this Section 6.02(b) securing obligations or other liabilities (other than Indebtedness) of any Loan Party; provided that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $150,000,000 at any time.

SECTION 6.03. Limitation on Sale and Lease-Back. The Borrower will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by the Borrower or any Manufacturing Subsidiary on the date hereof (except for temporary leases for a term of not more than five years and except for leases between the Borrower and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Manufacturing Subsidiary to such Person, unless either:

(a) the Borrower or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of Section 6.02(a), to issue, assume, extend, renew or replace Indebtedness secured by a Lien upon such property equal in amount to the Attributable Indebtedness in respect of such arrangement without equally and ratably securing the amount owing hereunder pursuant to Section 6.02(a); provided, however, that from and after the date on which such arrangement becomes effective the Attributable Indebtedness in respect of such arrangement shall be deemed for all purposes under Section 6.02(a) and this Section to be Indebtedness subject to the provisions of Section 6.02(a) (which provisions include the exceptions set forth in clauses (i) through (vi) thereof); or

(b) the Borrower shall apply an amount in cash equal to the Attributable Indebtedness in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Indebtedness of the Borrower or any Manufacturing Subsidiary (other than Indebtedness owned by the Borrower or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness.

SECTION 6.04. Collateral Value. The Loan Parties shall not permit the ratio of the Collateral Value to the Total Exposure at any time, including after giving effect to any Dispositions of Collateral, to be less than 2.50 to 1.00.

ARTICLE VII

Events of Default

If any of the following events shall occur and be continuing (each, an “Event of Default”):

(a) the Borrower shall (i) fail to pay any principal of any Loan when due in accordance with the terms hereof or (ii) fail to pay any interest on any Loan or any other amount which is payable hereunder or under any other Loan Document and (in the case of this clause (ii) only) such failure shall continue unremedied for more than five Business Days after written notice thereof has been given to the Borrower by the Agent or the Majority Lenders; or

(b) any representation or warranty made or deemed made by any Loan Party in Article III or in any other Loan Document or any certified statement furnished pursuant to Section 5.02(b), 5.02(c) or 5.02(d) shall prove to have been incorrect on or as of the date made or deemed made or certified, if the facts or circumstances incorrectly represented or certified result in or constitute a Material Adverse Effect; or

(c) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any Security Document (other than as provided in paragraphs (a) or (b) of this Article) and (i) in the case of any default in the observance or performance of the covenants in Section 6.04 of this Agreement, such default shall continue unremedied for a period of five Business Days, and (ii) in the case of any default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to such Loan Party by the Agent or the Majority Lenders; or

(d) any Loan Party shall default in any payment of $50,000,000 (or the foreign currency equivalent thereof) or more of principal of or interest on any Indebtedness or on account of any guarantee in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or guarantee was created; or

(e) (i) the Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

(f) one or more judgments or decrees shall (i) be entered against any Loan Party, (ii) not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof and (iii) involve a liability (not paid or fully covered by insurance) of either $100,000,000 (or the foreign currency equivalent thereof) or more, in the case of any single judgment or decree, or $200,000,000 (or the foreign currency equivalent thereof) or more in the aggregate; or

(g) any of the Security Documents shall cease, for any reason, to be in full force and effect with respect to Collateral with a book value in excess of $25,000,000 in the aggregate, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(h) the guarantee contained in Article IX hereof shall cease, for any reason, to be in full force and effect (other than as a result of a transaction permitted by Section 6.01) or any Loan Party or any Subsidiary of any Loan Party shall so assert;

then, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above, all Commitments hereunder shall automatically and immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable without presentment, protest, demand or other notice of any kind, each of which is expressly waived by the Loan Parties; and (B) if such event is any Event of Default which is not described in clause (A) above, with the consent of the

Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrower declare the Loans with accrued interest thereon and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided in the preceding clause (B) and in paragraphs (a) and (c) of this Article, presentment, protest, demand and all other notices of any kind are hereby expressly waived by the Loan Parties.

ARTICLE VIII

The Agent

SECTION 8.01. Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender and each such Lender irrevocably authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender or any Affiliate of such Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Each party to this Agreement acknowledges that the Syndication Agent and the Co-Documentation Agents shall not have any duties, responsibilities, obligations or authority under this Agreement in such capacity.

SECTION 8.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement and any other Loan Document by or through agents or attorneys–in–fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any Affiliates of such Lenders, for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder. The Agent shall not be under any obligation to any Lender or any Affiliate of such Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

SECTION 8.04. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, electronic image scan transmission, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, any counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request of the Majority Lenders (or to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

SECTION 8.05. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than a Default or Event of Default under Article VII(a)) unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement or any other Loan Document, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall promptly notify the Borrower (if the Borrower shall not have delivered such notice to the Agent) and then give notice thereof to the Lenders; provided that, except in the case of any notice required to be provided under Article VII prior to the occurrence of an Event of Default, the failure to notify the Borrower shall not impair any of the rights of the Agent and the Lenders with respect to the events and circumstances specified in such notice. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender or any Affiliate of such Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective relevant Applicable Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their relevant Applicable Percentages immediately prior to such date of the later of termination or payment in full, but giving effect to any subsequent assignments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following satisfaction of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.

SECTION 8.09. Successor Agent. The Agent may resign as Agent upon 30 days’ notice to the Lenders and the Borrower and following the appointment of a successor Agent in accordance with the provisions of this Section. If the Agent shall resign as Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders willing to serve as Agent a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder. After any retiring Agent’s resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

ARTICLE IX

The Guarantee

SECTION 9.01. Guarantee. In order to induce the Agent and the Lenders to execute and deliver this Agreement and to make and maintain the Loans:

(a) Each Guarantor hereby unconditionally and irrevocably guarantees to the Secured Parties, jointly with the other Guarantors and severally, as a primary obligation, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each Guarantor further agrees to pay any and all reasonable expenses (including all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or by the Secured Parties in enforcing any of their rights under the guarantee contained in this Article. The guarantee contained in this Article shall remain in full force and effect until the Obligations have been indefeasibly paid in full.

(b) Each Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Agent or any Secured Party on account of its liability under this Article, it will notify the Agent or such Secured Party, as the case may be, in writing that such payment is made under the guarantee contained in this Article. No payment or payments made by any Guarantor or any other Person or received or collected by the Agent or any Secured Party from such Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of such Guarantor under this Article and such Guarantor shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations have been indefeasibly paid in full.

(c) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable Federal and state laws relating to the insolvency of debtors.

SECTION 9.02. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application of funds of any Guarantor by the Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Secured Party against the Borrower or against any collateral security or guarantee or right of offset held by the Agent or any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Secured Parties on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights in violation of the foregoing sentence, such amount shall be held by such Guarantor in trust for the Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

SECTION 9.03. Amendments, etc. with Respect to the Obligations. Each Guarantor shall remain obligated under this Article notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Agent or any Secured Party may be rescinded by the Agent or such Secured Party, and any of such Obligations continued, and any such Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or the Secured Parties, and this Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Agent or the Secured Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or the Secured Parties for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. Subject to any applicable law, neither the Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Obligations or for the guarantee contained in this Article or any property subject thereto.

SECTION 9.04. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Secured Party upon the guarantee contained in this Article or acceptance of the guarantee contained in this Article; the Obligations, and any part thereof, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the guarantee contained in this Article; and all dealings between the Borrower and any Guarantor, on the one hand, and the Agent and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower with respect to the Obligations, it being understood that such Guarantor shall not be required to make any payment under this Article until demand therefor shall have been made by the Agent in accordance with Section 10.02. The guarantee contained in this Article shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any other provision of this Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of any Guarantor under this Article, in bankruptcy or in any other instance. When the Agent or any Secured Party is pursuing its rights and remedies under this Article against any Guarantor, the Agent or any Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability under this Article, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Secured Parties against such Guarantor.

SECTION 9.05. Reinstatement. The guarantee contained in this Article shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments and Waivers. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to an agreement in writing entered into by the Borrower and the Majority Lenders or pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties party thereto, in each case, with the consent of the Majority Lenders. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Loan Parties written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or the Loan Parties hereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the obligations owing hereunder; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan or any date for the payment of any interest payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Majority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender affected thereby, (vi) release any Guarantor from its guarantee hereunder (except as permitted by this Agreement), or limit its liability in respect of such guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents without the written consent of each Lender, (viii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or any other Loan Document, without the written consent of each Lender, or (ix) amend, modify or waive any provision of Article VIII or any other provision of this Agreement governing the rights or obligations of the Agent without the written consent of the Agent. In the case of any waiver, the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, the Agent may, with the consent of the Borrower, amend, modify or supplement any provision of this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification, or supplement does not adversely affect the rights of any Lender.

SECTION 10.02. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of overnight courier, facsimile or telecopy notice, when received, or four days after being deposited in the mail, postage prepaid addressed as follows in the case of the Borrower, any Guarantor and the Agent, and as set forth in the administrative questionnaire of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

The Borrower or any Guarantor:

General Motors Corporation

767 Fifth Avenue

New York, New York 10153

Attention: Treasurer

Telecopy: (212) 418-3632

with a copy to:

Office of the Secretary

General Motors Corporation

300 Renaissance Center

Detroit, Michigan 48265-3000

and with a copy to:

Weil Gotshal & Manges, LLP

767 Fifth Avenue

New York, New York 10153-0119

Attention: Soo-Jin Shim

Telecopy: 212-310-8007

The Agent:

JPMorgan Chase Bank, N.A.

Loan & Agency Services

1111 Fannin Street – 10th Floor

Houston, TX 77002

Attention: Denise Ramon

Telecopy: 713-750-2938;

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.02, 2.04 or 2.05 shall not be effective until received.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 10.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

SECTION 10.05. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out–of–pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Agent (which fees and disbursements of counsel shall be paid on the date which is, (i) in the case of the entry into this Agreement, the later of (A) thirty days following the Funding Date and (B) ten Business Days after the delivery of any invoice related thereto and (ii) in all other cases, the date which is ten Business Days after the delivery of any invoice related thereto), (b) to pay or reimburse each Lender and the Agent for all its reasonable costs and expenses reasonably incurred in connection with the enforcement of any rights under this Agreement, including the reasonable fees and disbursements of counsel to the Agent and to the several Lenders (other than those incurred in connection with the compliance by the relevant Lender with the provisions of Section 2.17(a)), (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Borrower in paying, stamp, excise and other similar taxes (other than any Non-Excluded Taxes), if any, in each case, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (all the foregoing in this clause (d), collectively, the “indemnified liabilities”); provided that the Borrower shall not have any obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this Section shall survive repayment of the Loans and all other Obligations.

SECTION 10.06. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder except as provided in Section 6.01 or with the consent of each Lender and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Article VII(a) or (e) has occurred and is continuing, any other Person; and

(B) the Agent; provided that no consent of the Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000, unless each of the Borrower and the Agent otherwise consent; provided that (I) no such consent of the Borrower shall be required if an Event of Default under Article VII(a) or (e) has occurred and is continuing and (II) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance substantially in the form of Exhibit A (an “Assignment and Acceptance”), together with a processing and recordation fee of $3,500;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire; and

(D) in the case of an assignment by a Lender to a CLO (as defined below) administered or managed by such Lender or an Affiliate of such Lender, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement; provided that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (I) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.01 and (II) directly affects such CLO.

For the purposes of this Section, the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” means (a) with respect to any Lender, a CLO administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means, as to any Lender, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by such Lender or an Affiliate of such Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.05); provided that no Assignee shall then be entitled to receive any greater amount pursuant to Section 2.13, 2.14, 2.15 or 2.16 in respect of any event or circumstance existing at the time of the assignment pursuant to which it acquired its interest hereunder than the assigning Lender would have been entitled to receive thereunder in respect of the rights and obligations assigned by such assigning Lender to such Assignee had no such assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Agent shall provide a copy of the Register to the Borrower on a monthly basis.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall have given prior written notice to the Borrower of the identity of such Participant. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (I) requires the consent of each Lender pursuant to the proviso to the second sentence of Section 10.01 and (II) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15, 2.16 and 10.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(ii) A Participant shall not be entitled to receive any greater payment under Sections 2.13, 2.14, 2.15, 2.16 or 10.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Non-US Lender shall not be entitled to the benefits of Section 2.15 unless such Participant complies with Section 2.15(b).

(d) Each Lender shall maintain at its office a copy of each participation agreement to which it is a party and a register for the recordation of the names and addresses of the Participants under such participation agreement and the Commitments of, the principal amount of, and any interest on, the Loans owing to and paid to each Participant pursuant to the terms hereof from time to time.

(e) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law or to any holder of, or trustee for the benefit of the holders of, such Lender’s securities; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate any such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit B, evidencing the Loans owing to such Lender.

(f) On or prior to the effective date of an assignment, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower shall, upon the request to the Agent made at the time of such assignment by the assigning Lender or the Assignee, as applicable, execute and deliver to the Agent (in exchange for the outstanding Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the amount of such Assignee’s Loan owing to it. Any such new Notes shall be dated the Funding Date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Agent to the Borrower marked “canceled”.

(g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the

Borrower or the Agent and without regard to the limitations set forth in paragraph (b) of this Section (other than paragraph (b)(ii)(D)); provided, that no Conduit Lender shall be entitled to receive any greater amount pursuant to Sections 2.13, 2.14, 2.15, 2.16 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender. In addition, any Conduit Lender may disclose, on a confidential basis, the existence and terms of the Loans it has funded to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such Conduit Lender; provided that no such Person shall receive any confidential financial information with respect to the Borrower unless such Person has complied with paragraph (h) of this Section as if such Person were a Transferee. The Borrower, each Lender and the Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense (including legal expenses) arising out of its designation of a Conduit Lender, including the inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h) The Borrower authorizes each Lender to disclose to any prospective Participant, any Participant or any prospective Assignee (each, a “Transferee”) any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to all Lenders by or on behalf of the Borrower in connection with their respective credit evaluations of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided that (i) such Transferee has executed and delivered to the Borrower a written confidentiality agreement substantially in the form of that contained in the Confidential Information Memorandum, dated November 2006 and (ii) in the case of any information other than that contained in the Confidential Information Memorandum, dated November 2006, the Borrower has been informed of the identity of such Transferee and has consented (such consent not to be unreasonably withheld) to the disclosure of such information thereto. Nothing contained in this paragraph (h) shall be deemed to prohibit the delivery to any Transferee of any financial information which is otherwise publicly available.

(i) Notwithstanding anything herein to the contrary, any Person subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such Person) may disclose to any and all Persons, without limitation of any kind, such Person’s US Federal income tax treatment and the US Federal income tax structure of the transactions contemplated by this Agreement relating to such Person and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such Person shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 10.07. Adjustments. If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set–off or otherwise), such that it has received aggregate payments or collateral on account of its extensions of credit in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s extensions of credit which are then due and payable, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s extensions of credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest.

SECTION 10.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic image scan), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

SECTION 10.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.11. Jurisdiction; Consent to Service of Process. (a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Loan Party irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.12. Releases of Collateral. Upon any Permitted Transfer of any Collateral (other than a Permitted Transfer to a Subsidiary that is to become a Guarantor as provided in Section 10.15), or upon the effectiveness of any written consent to the release of the security interest granted under any Loan Document in any Collateral pursuant to Section 10.01 of this Agreement, the security interest in such Collateral shall be automatically released. In connection with any termination or release pursuant to this Section, the Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release upon receipt by the Agent of a certificate of a Financial Officer of the Borrower (i) certifying that such release is in connection with a Permitted Transfer and (ii) either (A) setting forth the total net book value (as determined as of the end of the most recent fiscal quarter of the Borrower for which a Collateral Value Certificate or Summary Collateral Value Certificate has been delivered hereunder) of all Dispositions of Collateral with an aggregate net book value of greater than $100,000,000 individually (whether in a single transaction or a series of related transactions) since such date or (B) certifying that the aggregate net book value (as determined as of the end of the most recent fiscal quarter of the Borrower for which a Collateral Value Certificate or Summary Collateral Value Certificate has been delivered hereunder) of all Dispositions of Collateral since such date is equal to or less than $500,000,000. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Agent.

SECTION 10.13. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 10.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM.

SECTION 10.15. Additional Guarantors. Upon execution and delivery by the Agent and any direct or indirect wholly-owned domestic Subsidiary of the Borrower of a joinder agreement in form and substance reasonably acceptable to the Agent for the purpose of causing such Subsidiary to become a Guarantor hereunder and a Grantor under and as defined in the Collateral Agreement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party or any Lender hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Remainder of page left blank intentionally; signature pages to follow

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GENERAL MOTORS CORPORATION, as the Borrower,

by	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Treasurer

SATURN CORPORATION, as a Guarantor,

by	/s/ J.A. Lajdziak
Name:	J.A. Lajdziak
Title:	General Manager & Vice President

JPMORGAN CHASE BANK, N.A., as Agent and a Lender,

by	/s/ Richard W. Duker
Name:	Richard W. Duker
Title:	Managing Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH as a Lender,

by	/s/ John D. Toronto
Name:	John D. Toronto
Title:	Director

/s/ Rianka Mohan
Name:	Rianka Mohan
Title:	Associate

ABN AMRO BANK N.V., as a Lender,

by	/s/ Linda Boardman
Name:	Linda Boardman
Title:	Vice President and Director

/s/ Julia Rollins
Name:	Julia Rollins
Title:	Vice President

BARCLAYS BANK PLC, as a Lender,

by	/s/ David Barton
Name:	David Barton
Title:	Associate Director

THE BANK OF NEW YORK, as a Lender,

by	/s/ Kevin Higgins
Name:	Kevin Higgins
Title:	Vice President

NATIONAL CITY BANK, as a Lender,

by	/s/ Kenneth M. Blackwell
Name:	Kenneth M. Blackwell
Title:	Vice President

Schedule 2.01

to

General Motors Term Loan Agreement

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	874,800,000.00
Credit Suisse	583,200,000.00
ABN AMRO	15,000,000.00
Barclays Bank PLC	15,000,000.00
Bank of New York	10,000,000.00
National City Bank	2,000,000.00

Total:	$1,500,000,000.00

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Term Loan Agreement, dated as of November 29, 2006 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among General Motors Corporation, as the Borrower, Saturn Corporation, as a Guarantor, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Agreement are used herein with the same meanings.

             (the “Assignor”) and              (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Agreement in a principal amount as set forth on Schedule 1 (the “Assigned Facility”).

2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Agreement or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note (if any) held by it evidencing the Assigned Facility and requests that the Agent exchange such Note for a new Note payable to the Assignor in the amount which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the financial statements delivered pursuant to Section 3.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15(b) of the Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

4. The effective date of this Assignment and Acceptance shall be             , 20    (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 10.06(b)(iv) of the Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of             , 20     by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1

TO ASSIGNMENT AND ACCEPTANCE

RELATING TO THE TERM LOAN AGREEMENT,

DATED AS OF NOVEMBER 29, 2006,

AMONG GENERAL MOTORS CORPORATION, AS THE BORROWER,

SATURN CORPORATION, AS A GUARANTOR, THE LENDERS NAMED THEREIN AND

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Assignor:

Name of Assignee:                                  [Such Assignee is an Affiliate/Approved Fund of [identify Lender].]

Effective Date of Assignment:

Principal Amount of Loans Assigned	Applicable Percentage Assigned (to at least fifteen decimals)

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

Accepted:

[ASSIGNOR]	[ASSIGNEE]

By:	By:
Name:	Name:
Title:	Title:

Consented To:1

JPMorgan Chase Bank, N.A., as Agent	General Motors Corporation,[2]

By:	By:
Name:	Name:
Title:	Title:

[1]	To the extent required by Section 10.06(b)(i)(B) of the Agreement.
[2]	To the extent required by Section 10.06(b)(i)(A) of the Agreement.

FORM OF NOTE

$	New York, New York [•], 2006

FOR VALUE RECEIVED, the undersigned, GENERAL MOTORS CORPORATION, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of             (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a)             DOLLARS ($            ) and (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Company pursuant to Section 2.01 of the Agreement hereinafter referred to. The principal amount of each Loan evidenced hereby shall be payable on the Maturity Date (or on such earlier date as set forth in the Agreement). The Company further agrees to pay interest at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, the Agreement.

In addition to any method set forth in the Agreement for recording the Loans made by the holder of this Note, such holder is hereby authorized to endorse on the Schedules annexed hereto and made a part hereof (or on a continuation thereof which shall be attached hereto and made a part hereof) the date, Type and amount of each Loan made by the Lender pursuant to Section 2.01 of the Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however that the failure to make any such endorsement shall not affect the obligations of the Company in respect of such Loans.

This Note is one of the Notes referred to in the Term Loan Agreement, dated as of November 29, 2006 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among the Company, as the Borrower, Saturn Corporation, as a Guarantor, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used herein which are defined in the Agreement shall have such defined meanings unless otherwise defined herein. The undersigned hereby agrees to pay costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Agreement and this Note to the extent provided in the Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

GENERAL MOTORS CORPORATION,

By:
Name:
Title:

Signature Page to General Motors Promissory Note

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Schedule A to Note

ABR LOANS

AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal Repaid	Amount Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B to Note

EURODOLLAR LOANS

AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal Repaid	Amount Converted to Alternate Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXECUTION COPY

COLLATERAL AGREEMENT

among

GENERAL MOTORS CORPORATION,

SATURN CORPORATION

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of November 29, 2006

[CS&M No. 6701-619]

TABLE OF CONTENTS

		Page

ARTICLE I

Defined Terms
SECTION 1.01.	Definitions	1
SECTION 1.02.	Other Definitional Provisions	3

ARTICLE II

Grant of Security Interest

ARTICLE III

Representations and Warranties

SECTION 3.01.	No Other Liens; Title	5
SECTION 3.02.	Perfected First Priority Liens	5
SECTION 3.03.	Perfection Certificate	5

ARTICLE IV

Covenants
SECTION 4.01.	Delivery of Instruments	6
SECTION 4.02.	Maintenance of Insurance	6
SECTION 4.03.	Maintenance of Perfected Security Interest; Further Documentation	6
SECTION 4.04.	Changes in Name, etc	6
SECTION 4.05.	Retention of Liability	6
SECTION 4.06.	Certain Transfers of Equipment and Fixtures	6

ARTICLE V

Remedial Provisions
SECTION 5.01.	Proceeds to be Turned Over to Agent	7
SECTION 5.02.	Application of Proceeds	7
SECTION 5.03.	Other Remedies	7

Schedules

Schedule 1	List of U.S. Manufacturing Facilities

Exhibits

Exhibit A	Perfection Certificate

ii

COLLATERAL AGREEMENT, dated as of November 29, 2006, among General Motors Corporation (the “Borrower”); Saturn Corporation (“Saturn”); and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Term Loan Agreement dated as of the date hereof among the Borrower, Saturn, the Lenders (as defined therein) and the Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have severally agreed to make term loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Article IX of the Credit Agreement, the Subsidiary Grantors (as defined below) have guaranteed all the Obligations (as defined below);

WHEREAS, each Subsidiary Grantor is a Subsidiary (as defined in the Credit Agreement) of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement;

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective term loans to the Borrower under the Credit Agreement that the Grantors (as defined below) shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective term loans to the Borrower thereunder, each Grantor hereby agrees as follows:

ARTICLE I

Defined Terms

SECTION 1.01. Definitions. (a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Article II.

“Documents”: all “Documents” as such term is defined in Section 9-102 of the UCC as in effect on the date of this Agreement.

“Equipment”: all “Equipment” as such term is defined in Section 9-102 of the UCC as in effect on the date of this Agreement.

“Excluded Equipment and Fixtures”: all Equipment and Fixtures, now owned or at any time hereafter acquired by any Grantor, which are not located at U.S. Manufacturing Facilities; provided, that no Equipment or Fixtures now owned or at any time hereafter acquired by any Grantor (a) located at a U.S. Manufacturing Facility or (b) transferred to a Non-U.S. Manufacturing Property in violation of Section 4.06 shall constitute Excluded Equipment and Fixtures.

“Fixtures”: all “Fixtures” as such term is defined in Section 9-102 of the UCC as in effect on the date of this Agreement.

“Fixture Filing”: a “Fixture filing” as such term is defined in Section 9-102 of the UCC as in effect on the date of this Agreement.

“Fixture Filing Financing Statement”: a financing statement under the Uniform Commercial Code used in connection with a Fixture Filing.

“General Intangible”: a “General intangible” as such term is defined in Section 9-102 of the UCC as in effect on the date of this Agreement.

“Grantors”: a collective reference to the Borrower and Saturn, and each other direct or indirect wholly-owned domestic Subsidiary of the Borrower that at the option of the Borrower becomes a party to this Agreement, the Credit Agreement and each other relevant Loan Document, in each case by executing a joinder agreement in form and substance reasonably acceptable to the Agent.

“Instrument”: an “Instrument” as such term is defined in Section 9-102 of the UCC as in effect on the date of this Agreement.

“Non-U.S. Manufacturing Property”: any real property of a Grantor that is not part of a U.S. Manufacturing Facility.

“Obligations”: all obligations of any Grantor in respect of any unpaid Loans and any interest thereon (including interest accruing after the maturity of any Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of any Grantor to the Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Loan Document or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

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“Perfection Certificate”: the certificate attached hereto as Exhibit A.

“Proceeds”: all “Proceeds” as such term is defined in Section 9-102 of the UCC as in effect on the date of this Agreement.

“Secured Parties”: the collective reference to the Agent, each Lender and each other Person to which any Obligations are owed.

“Subsidiary Grantor”: each Grantor that is a Subsidiary of the Borrower.

“UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“U.S. Manufacturing Facility”: (a) any plant or facility of a Grantor listed on Schedule 1, including all related or appurtenant land, buildings, Equipment and Fixtures, and (b) any plant or facility of a Grantor, including all related or appurtenant land, buildings, Equipment and Fixtures, acquired or leased by a Grantor after the date hereof which is located within the continental United States of America and at which manufacturing, production, assembly or processing activities are conducted.

SECTION 1.02. Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article or Section references are to the Articles and Sections of this Agreement, unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

Grant of Security Interest

Each Grantor hereby assigns and transfers to the Agent, its permitted successors and assigns, and hereby grants to the Agent, its permitted successors and assigns, for the benefit

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of the Secured Parties, a security interest in, all of the following assets and property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Equipment and all Fixtures, other than Excluded Equipment and Fixtures;

(b) all Documents and General Intangibles attributable solely to Equipment or Fixtures, other than Excluded Equipment and Fixtures;

(c) all books and records pertaining solely to Equipment or Fixtures (or Proceeds or products of Equipment or Fixtures), in each case, other than Excluded Equipment and Fixtures (or Proceeds or products thereof); and

(d) to the extent not otherwise included in foregoing clauses, all Proceeds and products of any and all of the foregoing;

provided that, notwithstanding any of the other provisions set forth in this Article II, this Agreement shall not constitute a grant of a security interest in any asset or property to the extent that:

(i) such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law;

(ii) such asset or property is subject to a Lien permitted under clause (vii) of Section 6.01(b) of the Credit Agreement and the grant of a security interest in such asset or property is prohibited by, or constitutes a breach or default under or requires any consent not obtained under, any contract, agreement, instrument or document creating such Lien or evidencing or governing the Indebtedness secured by such Lien; or

(iii) in the case of any assets consisting of rights under a contract, agreement, instrument or other document, such grant of a security interest is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, such contract, agreement, instrument or other document;

except, in each case, to the extent that such Requirement of Law or the term in such contract, agreement, instrument or document providing for such prohibition, breach or default or resulting in such termination or requiring such consent is ineffective under applicable law or is severable (in which case, to the extent severable, the security interest created by this Agreement shall attach immediately to any portion of such asset or property that does not result in any of the foregoing consequences, including, without limitation, any Proceeds of such asset or property); provided, further, that the security interest created by this Agreement shall attach immediately to such asset or property at such time as such attachment shall have been consented to by the applicable Person or shall no longer be prohibited or constitute such a breach or default or result

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in such a termination. The security interest granted hereunder is granted as security only and shall not subject the Agent or any other Secured Party to any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

To induce the Agent and the Lenders to enter into the Credit Agreement and to perform their obligations thereunder, each Grantor hereby represents and warrants to the Agent and each Secured Party that:

SECTION 3.01. No Other Liens; Title. Except for the security interest granted to the Agent for the benefit of the Secured Parties pursuant to this Agreement and any other Liens permitted to exist on the Collateral by the Credit Agreement, the Collateral is owned by such Grantor free and clear of any Lien. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it pursuant to this Agreement and (b) has rights in and title to the Collateral owned by it, and has full power and authority to grant to the Agent the security interest granted hereunder.

SECTION 3.02. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, upon the filing of the UCC financing statements specified in the Perfection Certificate and (b) are prior to all other Liens on the Collateral, except for Liens which have priority over the Agent’s Liens on the Collateral by operation of law or are otherwise permitted under the Credit Agreement, including, in the case of any Collateral that is a Fixture that is installed or located at any real property that is not covered by a Fixture Filing Financing Statement, rights of any holder (other than any Grantor) of a recorded interest in such real property.

SECTION 3.03. Perfection Certificate. The Perfection Certificate has been duly prepared and completed and the information set forth therein, including in the schedules thereto, is correct and complete in all material respects as of the date hereof.

ARTICLE IV

Covenants

Each Grantor covenants and agrees with the Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been indefeasibly paid in full, unless the requisite Lenders (as required by Section 10.01 of the Credit Agreement) otherwise consent:

SECTION 4.01. Delivery of Instruments. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, such Instrument shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

5

SECTION 4.02. Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies insuring the Equipment, consistent with past practice or otherwise as it considers appropriate.

SECTION 4.03. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.02 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Grantor, such Grantor will, to the extent it is required to do so under the Credit Agreement, including under Section 5.05 thereof, and within the time period provided therein, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request that are necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements (including Fixture Filing Financing Statements) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of any other relevant Collateral, taking any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

SECTION 4.04. Changes in Name, etc. Such Grantor will not, except upon 10 days’ prior written notice to the Agent, (i) change its jurisdiction of organization or the location of its chief executive office from that referred to in the Perfection Certificate or (ii) change its name. Following any such change, upon the Agent’s written request such Grantor shall deliver to the Agent all additional financing statements or other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein.

SECTION 4.05. Retention of Liability. Such Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

SECTION 4.06. Certain Transfers of Equipment and Fixtures. The Grantors shall not transfer any Equipment or Fixture to a Non-U.S. Manufacturing Property, except (a) in the ordinary course of business or (b) for a business purpose of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) and not primarily for the purpose of (i) reducing the security for the Obligations or (ii) making such Equipment or Fixture available to other creditors.

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ARTICLE V

Remedial Provisions

SECTION 5.01. Proceeds to be Turned Over to Agent. If an Event of Default shall be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in an account maintained under its sole dominion and control. All Proceeds while held by the Agent (or by such Grantor in trust for the Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.02.

SECTION 5.02. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Agent, or, if an Event of Default shall be continuing, at any time at the Agent’s election, the Agent may apply all or any part of Proceeds constituting Collateral in payment of the Obligations in accordance with Section 2.12(c) of the Credit Agreement.

SECTION 5.03. Other Remedies. If an Event of Default shall be continuing, the Agent, on behalf of the Secured Parties, may exercise any or all of the following rights and remedies, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations and all rights and remedies of a secured party under the UCC or any other applicable law:

(a) Without limiting the generality of the foregoing and in each case subject to any applicable law, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, with or without legal process, take possession of the Collateral and without liability for trespass enter any premises where the Collateral may be installed or located for the purpose of taking possession of or removing the Collateral, and forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk; provided that the relevant Grantor shall be provided with a written notice with respect to the taking of any such

7

action. Subject to any applicable law, the Agent or any Secured Party shall have the right upon any such public or private sale or sales to purchase the whole or any part of the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all right of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor further agrees, at the Agent’s written request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court–appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(b) The Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 2.12(c) of the Credit Agreement, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Agent account for the surplus, if any, to any Grantor.

(c) To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

SECTION 5.04. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent or any Secured Party to collect such deficiency.

ARTICLE VI

The Agent

SECTION 6.01. Agent’s Appointment as Attorney-in-Fact, etc. (a) Effective upon the occurrence of an Event of Default, each Grantor hereby irrevocably constitutes and

8

appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent with respect to any Collateral;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for in Section 5.03, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

9

Anything in this Section to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default shall have occurred and be continuing.

(b) During the occurrence of an Event of Default, if any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

SECTION 6.02. Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, but subject to any applicable law, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Subject to any applicable law, neither the Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Subject to any applicable law, the powers conferred on the Agent and the Secured Parties hereunder are solely to protect the Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers. Subject to any applicable law, the Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6.03. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Agent to file or record financing statements (including Fixture Filing Financing Statements) and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Agent determines appropriate to perfect the security interests of the Agent under this Agreement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (a) with regard to any Fixture Filing Financing Statement related to any U.S. Manufacturing Facility that is not a Material Facility, the cost (if any) of generating the real property description used in such Fixture Filing Financing Statement shall be at the expense of the Secured Parties and (b) with respect to the perfection of the security interest created hereby in property of the types

10

included in the description of the Collateral which is acquired after the Funding Date, or which is owned by a Loan Party that becomes a Loan Party after the Funding Date, the Grantors shall not be liable for the expenses incurred in taking actions that are inconsistent with Section 5.05 of the Credit Agreement.

SECTION 6.04. Authority of Agent. Each of the Grantors and the Agent acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or nonexercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII

Miscellaneous

SECTION 7.01. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by all parties hereto in accordance with Section 10.01 of the Credit Agreement.

SECTION 7.02. Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement.

SECTION 7.03. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 7.04. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse the Agent and each Secured Party for all its reasonable costs and expenses reasonably incurred in collecting against such Grantor and enforcing any rights under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and the Secured Parties.

11

(b) Subject in all respects to Section 2.15 of the Credit Agreement, each Grantor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable by such Grantor or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.05 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 7.05. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent and, to the extent required by Section 10.01 of the Credit Agreement, the Lenders.

SECTION 7.06. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic image scan), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 7.07. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.08. Section Headings. The Article and Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.09. Integration. This Agreement, the Fee Letter and the other Loan Documents to which any Grantor is party represent the complete agreements of the parties hereto and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or therein.

12

SECTION 7.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.11. Submission to Jurisdiction; Waivers. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Grantor hereby irrevocably and unconditionally agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 10.02 of the Credit Agreement or at such other address of which the Agent shall have been notified pursuant thereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) Each Grantor waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 7.12. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

13

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

SECTION 7.13. Releases. (a) In addition to the provisions of Section 10.12 of the Credit Agreement, at such time as the outstanding Obligations shall have been indefeasibly paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) Upon any Permitted Transfer of any Collateral, or upon the effectiveness of any written consent to the release of the security interest granted hereunder in any Collateral pursuant to Section 10.01 of the Credit Agreement, such security interest in such Collateral shall be automatically released. In connection with such release, the parties hereto shall comply with Section 10.12 of the Credit Agreement.

SECTION 7.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM.

SECTION 7.15. Additional Grantors. Upon the execution and delivery by the Agent and any direct or indirect wholly-owned domestic Subsidiary of the Borrower of a joinder agreement in form and substance reasonably acceptable to the Agent for the purpose of causing such Subsidiary to become a Grantor hereunder and a Guarantor under and as defined in the Credit Agreement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[remainder of page intentionally blank; signature page is next page]

14

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GENERAL MOTORS CORPORATION, as a Grantor,

by
Name:
Title:

SATURN CORPORATION, as a Grantor,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent,

by
Name:
Title:

[SIGNATURE PAGE TO GENERAL MOTORS COLLATERAL AGREEMENT]

Schedule 1

to

General Motors Collateral Agreement

Num	Facility	City	State
1	GM ASSEMBLY ARLINGTON	ARLINGTON	TX
2	GM ASSEMBLY BOWLING GREEN	BOWLING GREEN	KY
3	GM ASSEMBLY DETROIT HAMTRAMCK	DETROIT	MI
4	GM ASSEMBLY FAIRFAX	KANSAS CITY	KS
5	GM ASSEMBLY FLINT	FLINT	MI
6	GM ASSEMBLY FORT WAYNE	FORT WAYNE	IN
7	GM ASSEMBLY JANESVILLE	JANESVILLE	WI
8	GM ASSEMBLY LANSING DELTA TOWNSHIP	LANSING	MI
9	GM ASSEMBLY LANSING GRAND RIVER	LANSING	MI
10	GM ASSEMBLY LORDSTOWN	LORDSTOWN	OH
11	GM ASSEMBLY MORAINE	DAYTON	OH
12	GM ASSEMBLY ORION	LAKE ORION	MI
13	GM ASSEMBLY PONTIAC EAST	PONTIAC	MI
14	GM ASSEMBLY SATURN WILMINGTON	WILMINGTON	DE
15	GM ASSEMBLY SHREVEPORT	SHREVEPORT	LA
16	GM ASSEMBLY WENTZVILLE	WENTZVILLE	MO
17	GM MFD AMT (SAMCO)	NEW HUDSON	MI
18	GM MFD FLINT	FLINT	MI
19	GM MFD FLINT TOOL & DIE	FLINT	MI
20	GM MFD GRAND BLANC	GRAND BLANC	MI
21	GM MFD GRAND RAPIDS	WYOMING	MI
22	GM MFD INDIANAPOLIS	INDIANAPOLIS	IN
23	GM MFD LANSING REGIONAL STAMPING	LANSING	MI
24	GM MFD LORDSTOWN	LORDSTOWN	OH
25	GM MFD MANSFIELD	MANSFIELD	OH
26	GM MFD MARION	MARION	IN
27	GM MFD PARMA	PARMA	OH
28	GM MFD PONTIAC	PONTIAC	MI
29	GM MFD SHREVEPORT	SHREVEPORT	LA
30	GM POWERTRAIN ALLISON BALTIMORE	WHITE MARSH	MD
31	GM POWERTRAIN BAY CITY	BAY CITY	MI
32	GM POWERTRAIN BEDFORD	BEDFORD	IN
33	GM POWERTRAIN DEFIANCE	DEFIANCE	OH
34	GM POWERTRAIN FLINT ENGINE SOUTH	FLINT	MI
35	GM POWERTRAIN LIVONIA	LIVONIA	MI
36	GM POWERTRAIN MASSENA	MASSENA	NY
37	GM POWERTRAIN PARMA	PARMA	OH
38	GM POWERTRAIN ROMULUS ENGINE	ROMULUS	MI
39	GM POWERTRAIN TOLEDO	TOLEDO	OH
40	GM POWERTRAIN TONAWANDA	BUFFALO	NY
41	GM POWERTRAIN WARREN TRANSMISSION	WARREN	MI
42	GM POWERTRAIN WILLOW RUN	YPSILANTI	MI

Exhibit A

to

General Motors Collateral Agreement

Perfection Certificate

FORM OF TAX COMPLIANCE CERTIFICATE

Reference is made to the Term Loan Agreement, dated as of November 29, 2006 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among General Motors Corporation, as the Borrower, Saturn Corporation, as a Guarantor, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Agreement.                                          (the “Non-U.S. Lender”) is providing this certificate pursuant to subsection 2.15(b)(ii)(B) of the Agreement. The Non-U.S. Lender hereby represents and warrants that:

A. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

B. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

C. The Non-U.S. Lender is not a 10-percent shareholder of General Motors Corporation within the meaning of Section 881(c)(3)(B) of the Code; and

D. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name: Title:

Date:                , 20

November 29, 2006

JPMorgan Chase Bank, N.A.,

as Agent, and each of the

Secured Parties under the Credit

Agreement (as referenced below) from time to time

Ladies and Gentlemen:

We have acted as counsel to General Motors Corporation, a Delaware corporation (“GM” or the “Borrower”) and Saturn Corporation, a Delaware corporation and wholly-owned indirect subsidiary of GM (“Saturn”, and together with GM, the “Loan Parties”) in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Term Loan Agreement, dated as of November 29, 2006, among the Loan Parties, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”), Credit Suisse Securities (USA) LLC, as syndication agent, and the several banks and other financial institutions from time to time party thereto as lenders (the “Credit Agreement”). Capitalized terms defined in the Credit Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i)(a) the Credit Agreement, (b) the Collateral Agreement, (c) the Note(s) and (d) the financing statements on Form UCC-1 attached hereto as Exhibit A, naming each of GM and Saturn as debtor and the Agent as secured party (the “Financing Statements”) to be filed in the Office of the Secretary of State for the State of Delaware (the agreements specified in clauses (a) through (c) above are collectively referred to as the “Loan Documents”), and (ii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Loan Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

November 29, 2006

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Loan Parties and upon the representations and warranties of the Loan Parties contained in the Credit Agreement. We have also assumed (i) the valid existence of each Loan Party, (ii) that each Loan Party has the requisite corporate power and authority to enter into and perform each Loan Document to which it is a party, and (iii) the due authorization, execution and delivery by each Loan Party of each Loan Document to which it is a party.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Assuming the due authorization, execution and delivery thereof by each party thereto, each Loan Document constitutes the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and (B) certain remedial provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Loan Documents, and the Loan Documents contain adequate provisions for the practical realization of the rights and benefits afforded thereby. No opinion is expressed in this paragraph as to the attachment, perfection or priority of any liens granted pursuant to the Loan Documents.

2. The execution and delivery by each Loan Party of each Loan Document to which it is a party, the borrowings by the Borrower in accordance with the terms of the Loan Documents, the performance by such Loan Party of its obligations thereunder and the granting of the security interests to be granted by it pursuant to the Collateral Agreement will not conflict with, constitute a default under or violate any Delaware corporate law, the laws of the State of New York or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph).

November 29, 2006

3. No consent, approval, waiver, license, order, registration, qualification or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by any Loan Party of the Loan Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Loan Documents, the consummation by such Loan Party of the transactions contemplated thereby or the performance by such Loan Party of its obligations thereunder or the granting of any security interests under the Collateral Agreement, except (i) for filings in connection with perfecting security interests, and (ii) pursuant to federal and state securities or blue sky laws, as to which we express no opinion in this paragraph.

4. The execution and delivery of the Collateral Agreement by the Loan Parties creates in favor of the Agent for the benefit of the Secured Parties a valid security interest in the Collateral (as defined in the Collateral Agreement), as security for the Obligations, as defined in the Collateral Agreement. Assuming the filing of the Financing Statements with the Secretary of State of the State of Delaware, such security interest is perfected, to the extent a security interest in the Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware (the “UCC”).

The opinions in paragraph 4 are subject to the following exceptions:

A. that with respect to rights in the Collateral of any Grantor (as defined in the Collateral Agreement), we express no opinion, and have assumed that such Grantor has rights in the Collateral;

B. that with respect to any Collateral as to which the perfection of a lien or security interest is governed by the laws of any jurisdiction other than the State of Delaware or the State of New York, we express no opinion as to such perfection; and

C. that with respect to any Collateral which is or may become fixtures (as defined in Section 9-102(a)(41) of the UCC) or a commercial tort claim (as defined in Section 9-102(a)(13) of the UCC), we express no opinion.

In addition, the opinions in paragraph 4 are subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-315 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-318 and 9-320 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-312 and 9-331 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the “Bankruptcy Code”) with respect to any Collateral acquired by any Grantor subsequent to the commencement of a case against or by such Grantor under the Bankruptcy Code.

November 29, 2006

We further assume that all filings will be timely made and duly filed as necessary (i) in the event of a change in the name, identity or corporate structure of any Grantor, (ii) in the event of a change in the location of any Grantor and (iii) to continue to maintain the effectiveness of the original filings.

The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware, Article 9 of the UCC and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

November 29, 2006

Exhibit A

See attached.

[General Motors Corporation letterhead]

November     , 2006

JPMorgan Chase Bank, N.A.,

as Agent, and each of the

Secured Parties under the Credit

Agreement (as referenced below) from time to time

Ladies and Gentlemen:

I am an attorney on the Legal Staff of General Motors Corporation, a Delaware corporation (“GM”) and counsel to Saturn Corporation, a Delaware corporation and wholly-owned indirect subsidiary of GM (“Saturn”; each of Saturn and GM, a “Loan Party” and, collectively, the “Loan Parties”) and have acted as their counsel in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Term Loan Agreement, dated as of November __, 2006, among GM, Saturn, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders thereunder (in such capacity, the “Agent”), Credit Suisse Securities (USA) LLC, as syndication agent, and the several banks and other financial institutions from time to time party thereto as lenders (the “Credit Agreement”). Capitalized terms defined in the Credit Agreement and used (but not otherwise defined) herein are used herein as so defined.

In connection with the opinions hereinafter expressed, I have examined and relied on originals or copies certified or otherwise identified to my satisfaction, of executed copies of (a) the Credit Agreement, (b) the Collateral Agreement, (c) the Note(s) (the agreements specified in clauses (a) through (c) above are collectively referred to as the “Loan Documents”), (d) (i) the Indenture dated as of December 7, 1995, between the Company and Citibank N.A., as trustee (the “1995 Indenture”), (ii) the First Supplemental Indenture to the 1995 Indenture dated as of March 4, 2002, (iii) the Second Supplemental Indenture to the 1995 Indenture dated as of November 5, 2004, (iv) the Third Supplemental Indenture to the 1995 Indenture dated as of November 5, 2004, (v)

November     , 2006

the Fourth Supplemental Indenture to the 1995 Indenture dated as of November 5, 2004 (the 1995 Indenture, as amended by the Supplemental Indentures to the 1995 Indenture referred to in clauses (ii) through this clause (v), is referred to as the “Indenture”) and (e) the Amended and Restated Credit Agreement, dated as of July 20, 2006, by and among the Loan Parties, General Motors of Canada Limited and Citicorp USA, Inc., as administrative agent (the “Existing Credit Agreement”). In addition, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such instruments and certificates of public officials, officers and representatives of the Loan Parties and such other persons, and such corporate records of the Loan Parties, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. As to various questions of fact material to this opinion, I have relied with your permission and without independent verification upon the representations made in the Loan Documents and upon certificates of and discussions with officers and other representatives of the Loan Parties. In rendering the opinions herein set forth, I have assumed with your permission and without independent verification (i) the authenticity of all documents and instruments submitted to me as originals and the conformity to authentic original documents and instruments of all documents and instruments submitted to me as copies, (ii) the genuineness of all signatures (other than those Persons signing on behalf of the Loan Parties), (iii) the power and authority of the parties to each Loan Document (other than the Loan Parties) to execute, deliver and perform such Loan Document, (iv) that each Loan Document has been duly authorized, executed and delivered by each party thereto (other than the Loan Parties) and is the legal, valid and binding obligation of each party thereto (other than the Loan Parties), enforceable against each such other party in accordance with its terms, (v) that each party (other than the Loan Parties) is in compliance with all applicable state and federal laws regulating lenders or the conduct of their business, and (vi) that all parties to the transactions contemplated by the Credit Agreement (other than the Loan Parties) have acted and will continue to act in good faith. I have also assumed the validity of each Loan Party’s obligations under the Loan Documents under the laws of the State of New York.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

1. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority, and the legal right, to own, lease and operate its properties and to carry on its business as now being conducted and (c) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, have a Material Adverse Effect.

November     , 2006

2. Each Loan Party has all requisite corporate power and authority, and the legal right, to execute and deliver the Loan Documents to which such Loan Party is a party and to borrow and perform its obligations thereunder and to grant the security interests to be granted pursuant to the Collateral Agreement. The execution, delivery and performance of the Loan Documents to which such Loan Party is a party by such Loan Party have been duly authorized by all necessary corporate action on the part of such Loan Party. Each Loan Document has been duly and validly executed and delivered by each Loan Party party thereto.

3. (a) The execution and delivery by each Loan Party of the Loan Documents to which such Loan Party is a party, its borrowings in accordance with the Loan Documents and the performance by such Loan Party of its obligations thereunder and the granting of the security interests to be granted by it pursuant to the Collateral Agreement will not (i) conflict with, constitute a default under or violate any of the terms, conditions or provisions of the Indenture or the Existing Credit Agreement, or (ii) result in, or require, the creation or imposition of any Lien on any of such Loan Party’s properties or revenues pursuant to the Indenture or the Existing Credit Agreement.

(b) The execution and delivery by each Loan Party of the Loan Documents to which such Loan Party is a party, its borrowings in accordance with the Loan Documents and the performance by such Loan Party of its obligations thereunder and the granting of the security interests to be granted by it pursuant to the Collateral Agreement will not (i) conflict with, constitute a default under or violate (A) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of such Loan Party, (B) any of the terms, conditions or provisions of any material document, agreement or other instrument, other the Indenture and the Existing Credit Agreement (collectively, the “Contractual Obligations”), to which such Loan Party is a party or by which it is bound, or (C) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such Loan Party; or (ii) result in, or require, the creation or imposition of any Lien on any of such Loan Party’s properties or revenues pursuant to any Contractual Obligation except to the extent that such conflicts, defaults, violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect.

4. Except as set forth in the Form 10-K of GM for GM’s fiscal year ended December 31, 2005, or the Form 10-Q of GM for the fiscal quarter ended September 30, 2006, or in any Form 8-K of GM filed with the Securities and Exchange Commission not later than the third Business Day prior to the date of the Credit Agreement, there is no litigation, proceeding or governmental investigation pending or, to the best of my knowledge, threatened by or against the Loan Parties or any of their respective Subsidiaries or against any of their respective properties or revenues with respect to (a) the Credit Agreement or any of the transactions contemplated by the Loan Documents or (b) which involves a probable risk of an adverse decision which would materially restrict the ability of any Loan Party to comply with its obligations under the Loan Documents.

November     , 2006

5. The execution, delivery and performance of the Credit Agreement by any of the Loan Parties, the borrowings thereunder and the use of proceeds thereof as contemplated in the Credit Agreement will not violate the Federal laws of the United States of America (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

6. None of the Loan Parties is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

The opinions expressed above are subject to the following qualifications and limitations:

(a) The enforceability of any document, agreement or other instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, preference and fraudulent conveyance or transfer laws).

(b) Rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed herein are subject to the qualification that I express no opinion as to any obligation of the Loan Parties under the Loan Documents to the extent that such obligation might be deemed to be inconsistent with public policy.

The opinions expressed herein are limited to the laws of the State of New York, Delaware General Corporation Law, and the federal laws of the United States of America, which, in my experience, are normally applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Loan Documents (without having made any investigation as to any other laws), and I do not express any opinion herein concerning the laws of any other jurisdiction or any other laws.

The opinions expressed herein are limited to the specific issues addressed herein and are limited in all respects to documents, laws and facts existing on the date hereof. By rendering these opinions, I do not undertake to advise you of any changes in such documents, laws or facts which may occur after the date hereof.

November     , 2006

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

Very truly yours,

[FORM OF]

COLLATERAL VALUE CERTIFICATE

Dated: [ — ]

This Collateral Value Certificate (this “Certificate”) is delivered pursuant to Section 5.02[(b)][(c)] of the Term Loan Agreement, dated as of November 29, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Corporation, as the Borrower, Saturn Corporation, as a Guarantor, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies, in the name and on the behalf of the Borrower, and without assuming any personal liability therefor, that:

(1)	I am a duly authorized and acting Financial Officer of the Borrower.

(2)	I have reviewed and am familiar with the terms of the Credit Agreement and the contents of this Certificate.

(3)	As of [insert date of the last day of the fiscal period to which this Certificate relates] (the “Measurement Date”), the Borrower is in compliance with Section 6.04 of the Credit Agreement;

(4)	[As of the Measurement Date, the Collateral Value is equal to or greater than 300% of the Total Exposure as of such date.][1]

(5)	Attached hereto as Exhibit A is a correct and complete computation of the Collateral Value, as of the Measurement Date.

IN WITNESS WHEREOF, the undersigned has set forth [his][her] name as of the date set forth above.

GENERAL MOTORS CORPORATION,

by
Name:
Title:

[1]	Bracketed phrase to be included only if this Certificate is being delivered during a Quarterly Collateral Reporting Period and Collateral Value is equal to or greater than 300% of the Total Exposure as of the Measurement Date. If the bracketed phrase cannot be included because the Collateral Value is not equal to or greater than 300% of the Total Exposure as of the Measurement Date, then a statement as to such inability shall be included.

Exhibit A to Collateral Value Certificate

Measurement Date: [insert date of the last day of the fiscal period to which this Certificate relates]

Name of Facility	Street Address	City	State	Zip	Net Book Value of Machinery & Equipment	Net Book Value of Special Tools	Total
[Name of U.S. Manufacturing Facility]	[ — ]	[ — ]	[ — ]	[ — ]	$[ — ]	$[ — ]	$[ — ]
[Name of U.S. Manufacturing Facility]	[ — ]	[ — ]	[ — ]	[ — ]	$[ — ]	$[ — ]	$[ — ]
[list each U.S. Manufacturing Facility separately]	[ — ]	[ — ]	[ — ]	[ — ]	$[ — ]	$[ — ]	$[ — ]
	Total Collateral Value:						$[ — ]

[FORM OF]

SUMMARY COLLATERAL VALUE CERTIFICATE

Dated: [ — ]

This Summary Collateral Value Certificate (this “Certificate”) is delivered pursuant to Section 5.02(d) of the Term Loan Agreement, dated as of November 29, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Corporation, as the Borrower, Saturn Corporation, as a Guarantor, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies, in the name and on behalf of the Borrower, and without assuming any personal liability therefor, that:

(1)	I am a duly authorized and acting Financial Officer of the Borrower.

(2)	I have reviewed and am familiar with the terms of the Credit Agreement and the contents of this Certificate.

(3)	As of [insert date of the last day of the fiscal quarter to which this Certificate relates] (the “Measurement Date”):

(a)	the Borrower is in compliance with Section 6.04 of the Credit Agreement; and

(b)	the Collateral Value is equal to or greater than 300% of the Total Exposure as of the Measurement Date.

IN WITNESS WHEREOF, the undersigned has set forth [his][her] name as of the date set forth above.

GENERAL MOTORS CORPORATION,

by
Name:
Title:

SCHEDULE 3.12

LIST OF FINANCING STATEMENTS TO BE FILED

Uniform Commercial Code

General Motors Corporation and Saturn Corporation: filing of UCC-1 financing statements in the office of the Secretary of State of the State of Delaware.

Fixture Filing Financing Statements

Filing of UCC-1 financing statements as fixture filings for each of the Material Facilities in the corresponding office of the County Clerk listed below:

Material Facility Name	County Clerk Office
GM Powertrain Tonawanda	Erie, NY
GM Assembly Arlington	Tarrant, TX
GM Assembly Lordstown	Trumbull, OH
GM Powertrain Willow Run	Washtenaw, MI
GM Assembly Janesville	Rock, WI
GM Assembly Detroit Hamtramck	Wayne, MI
GM Assembly Orion	Oakland, MI
GM Assembly Flint	Genesee, MI
GM Assembly Pontiac East	Oakland, MI
GM Powertrain Warren Transmission	Macomb, MI
GM Assembly Lansing Grand River	Ingham, MI
GM Powertrain Romulus Engine	Wayne, MI
GM Assembly Fairfax	Wyandotte, KS
GM MFD Pontiac	Oakland, MI
GM Powertrain Livonia	Wayne, MI
GM MFD Grand Rapids	Kent, MI
GM MFD Mansfield	Richland, OH
GM Powertrain Bay City	Bay, MI
GM Assembly Shreveport	Caddo, LA
GM Assembly Moraine	Montgomery, OH
GM Powertrain Defiance	Defiance, OH
GM Assembly Fort Wayne	Allen, IN
GM Assembly Saturn Wilmington	New Castle, DE
GM Assembly Lansing Delta Township	Eaton, MI

SCHEDULE 6.02(B)

Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
Delaware – New Castle Superior Court
Local Defendant Suit Search	02C-12-014	12/03/02	Pending Litigation	Federowicz, Michael & Catherine	Product Liability	3/30/06
	04C-06-174	6/15/04	Pending Litigation	Black, Naomi	Complaint	3/30/06
	05C-05-203	5/18/05	Pending Litigation	Davis, George & Rachel	Product Liability	3/30/06
Delaware – U.S. District Court
	06cv187	3/17/06	Pending Litigation	Automotive Technologies International, Inc.	Patent	4/21/06
Georgia – DeKalb County
Local Judgment Search	1371/429	7/18/2001	Judgment	A Wellness Center, P.C.	$1,253.76	4/14/2006
Louisiana – Caddo Parish
State Tax Lien Search	3986/59	1/3/05	Tax Lien	Louisiana Dept. of Labor Office of Regulatory Services	$3.214.23	4/25/06
State Tax Lien Search	4023/539	3/10/05	Tax Lien	Louisiana Dept. of Labor Office of Regulatory Services	$478.96	4/25/06
State Tax Lien Search	4259/751	3/9/05	Tax Lien	Louisiana Dept. of Labor Office of Regulatory Services	$93,187.34	4/25/06
New Jersey – New Jersey Superior Court

Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL		SEARCH DATE
Local Judgement Search	W004861-88	5/4/90	Judgement	Richard T. Aldridge	$1,086,043.00		4/27/06
Local Judgement Search	L000919-89	6/20/90	Judgement	Virignia Mastrando	$750.00		4/27/06
Local Judgement Search	L091267-85	1/17/91	Judgement	Edith Becker	$243,103.00		4/27/06
Local Judgement Search	DJ082727-1991	7/30/91	Judgement	Grover Hobbs	$33,565.66		4/27/06
Local Judgement Search	87019433	8/8/91	Judgement	Grover Hobbs	$2,123.33		4/27/06
Local Judgement Search	L005192-92	12/02/92	Judgement	Mary Sanford	$73,676.17		4/27/06
Local Judgement Search	DC1885-92	4/23/93	Judgement	Geoffrey Pecan	$3,121.00		4/27/06
Local Judgement Search	DC006702-96	2/20/1998	Judgement	Kozlov Hersh	$3,586.91		4/27/06
Local Judgement Search	DJ-337653-2005	12/28/2005	Judgement	State of New Jersey	$1,079,050.02		4/27/06
California – Alameda County
State Tax Lien Search	2000228959	6/1/00	Tax Lien	State of California Employment Development Dept.	$29,114.15		4/21/06
Local Judgement Search	93374155	10/21/93	Judgement	Robert Craig Wagner (Plaintiff)	$30,655.72		4/21/06
California – Santa Clara Superior Court
Local Judgement Search	CV787043	4/29/04	Judgement	Dmitri Baker (Plaintiff)	N/A		4/27/06
California – San Mateo Superior Court
Local Judgement Search	395606	1/15/97	Judgement	Lyle Pesh (Plaintiff)	N/A		4/27/06
Local Judgement Search	402285	4/6/99	Judgement	Paul Escovedo	$10,000.00		4/27/06
Ohio – Trumbull County Court of Common Please
State Tax Lien Search	200212100047382	12/10/02	Tax Lien	ICX Corporation	$0.00 (See Personal Property Tax Liens	)	4/28/06
Michigan – Oakland County

2

Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
Local Judgement Search	L23447 P868	8/9/01	Judgment	Board of Oakland County Road Commissioners of Oakland County	$1.00	4/27/06
Local Judgement Search	L37412 P789	4/13/06	Judgment	HRN CORP	$1.00	4/27/06
Indiana – Madison County
Local Judgment Search	48D020304PL00359	10/23/2003	Settlement	Hubble, Rex A		4/26/2006
Local Judgment Search	48D030206PL00517	6/25/2002	Judgment	Sheets, Kirby J. and Becky L.	$40,777.74
Local Judgment Search	48C010508MF00829	12/16/2005	Judgment	JPMorgan Chase Bank	$58,816.02
Local Judgment Search	48C010512MF01293	3/10/2006	Judgment	Wachovia Bank	$80,437.38
Indiana – St. Joseph County
Local Judgment Search	71D079701SC00349	1/15/1997	Judgment	Linda Schelle	$1,889.50	4/24/2006
Local Judgment Search	71C010404PL101	4/29/2004	Judgment	Bill Cabanaw	$19,357.19
Michigan – USDC Eastern District
Local Pending Judgment Search	2:06CV11784-NGE-VMM	4/13/2006	Pending Judgment	Zieleziensei v. GM	Amended Complaint filed	4/19/2006
Local Pending Judgment Search	2:97CV75231-PJD	10/14/1997	Pending Judgment	Gratz et al. v. Bollinger et al.	pre-trail phase	4/19/2006
Local Pending Judgment Search	2:97X75878-GER	11/26/1997	Pending Judgment	RM Taylor Corp. v. GM	Objection to subpoena	4/19/2006
Local Pending Judgment Search	2:98CV73282-ADT	06/28/1998	Pending Judgment	Mink v. GM	Complaint filed in Wayne County, MI	4/19/2006
Local Pending Judgment Search	2:99CV60782-MOB	8/16/1999	Pending Judgment	GM v. Adell Corp et al.	Motion to stay action pending	4/19/2006
Local Pending Judgment Search	2:00X71120-RHC	3/10/2000	Pending Judgment	US v. Howard	Awaiting Final Judgment	4/19/2006
Local Pending Judgment Search	2:00X73118-PJD	7/11/2000	Pending Judgment	Babcock v. GM	Suit in Discovery	4/19/2006

3

Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
Local Pending Judgment Search	2:00X70364-NGE	01/20/2000	Pending Judgment	EEOC v. GM	Application by EEOC filed for administrative subpoena	4/19/2006
Pending Local Judgment Search	2:05CV74770-JAC-RSW	12/15/2005	Pending Judgment	Gluckstern v. Wagoner	Suit in pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:05CV74862-GCS-DAS	12/22/2005	Pending Judgment	Peterson v. GM	Suit in pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:06X50034-MOB	1/13/2006	Pending Judgment	Orion IP L.L.C. v. Daimler Chrysler Corp.	Suit in pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:06CV10201-NGE-WC	1/13/2006	Pending Judgment	J&R Marketing, SED v. GM	Suit in joinder phase	4/19/2006
Pending Local Judgment Search	2:06CV10789-PJD-VMM	2/22/2006	Pending Judgment	Jones v. GM	Suit in pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:06CV10933-LPZ-MKM	3/01/2006	Pending Judgment	Green and Associates P.C. v. Metlife et al.	Suit in pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:06CV11086-JF-MKM	03/14/2006	Pending Judgment	Bain et al. v. GM	Complaint filed	4/19/2006
Pending Local Judgment Search	2:06CV11211-PJD-VMM	3/21/2006	Pending Judgment	Jones v. GM	Summons served	4/19/2006
Pending Local Judgment Search	2:06CV11743-RHC-DAS	4/11/2006	Pending Judgment	Edgin v. Rising et al.	Complaint filed	4/19/2006
Pending Local Judgment Search	2:05CV73018-AV-VMM	8/4/2005	Pending Judgment	Cole v. GM	Suit in pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:05CV73233-ADT-SDP	8/22/2005	Pending Judgment	Hunter v. GM	Suit in pretrial conferences	4/19/2006
Pending Local Judgment Search	2:05CV73541-LPZ-MKM	9/15/2005	Pending Judgment	Woodard v. GM	Suit in pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:05CV74086-PJD-RSW	10/25/2005	Pending Judgment	Stoudemire v. GM	Suit in Pre-discovery	4/19/2006
Pending Local Judgment Search	2:05CV74104-RHC-WC	10/26/2005	Pending Judgment	Motes v. GM	Suit in Pre-discovery	4/19/2006

4

Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
Pending Local Judgment Search	2:05CV74334-JAC-RSW	11/10/2005	Pending Judgment	Stein v. Bowles	Suit in Pre-discovery	4/19/2006
Pending Local Judgment Search	2:05X74421-PDB	11/21/2005	Pending Judgment	U.S. v. Albertie & GM	GM garnished $8,745.16	4/19/2006
Pending Local Judgment Search	2:05CV74532-MOB-MKM	11/30/2005	Pending Judgment	King v. GM	Suit in pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:05CV74769-GER-PJK	12/15/2005	Pending Judgment	Orr v. Wagoner	Pretrial motion phase	4/19/2006
Pending Local Judgment Search	2:04X70650-DPH	02/20/2004	Pending Judgment	Nanvaez v. GM	Motion to quash ordered	4/19/2006
Pending Local Judgment Search	2:05CV70547-AC-DAS	02/10/2005	Pending Judgment	Thelen v. Hamtrack	Pending summary judgment for defendants	4/19/2006
Pending Local Judgment Search	2:05CV70666-AJT-VMM	02/18/2005	Pending Judgment	McKnight v. GM	Suit currently in pretrial conferences phase	4/19/2006
Pending Local Judgment Search	2:05CV70727-AC-RSW	02/25/2005	Pending Judgment	Harchick v. GM	Suit currently in pretrial conferences phase	4/19/2006
Pending Local Judgment Search	2:05CV71085-MGE-RSW	03/18/2005	Pending Judgment	Pyrka v. Balnius	Suit in pretrial phase	4/19/2006
Pending Local Judgment Search	2:05CV72300-PDB-MKM	6/10/2005	Pending Judgment	Zanger v. Gulf Stream Coach, Inc.	Summary judgment for GM pending	4/19/2006
Pending Local Judgment Search	2:05CV72827-PDB-RSW	7/19/2005	Pending Judgment	Hanspard v. GM	Pending amended answer by GM	4/19/2006
Pending Local Judgment Search	2:05CV72851-MOB-MKM	7/21/2005	Pending Judgment	Thamas v. GM	Pre-discovery phase	4/19/2006
Pending Local Judgment Search	2:05CV72927-NGE-SDP	7/27/2005	Pending Judgment	Kuta v. GM	Suit in pretrial phase	4/19/2006
Local Judgment Search	2:02CV74587-NGE-SDP	11/18/2002	Judgment	GM v. Keystone Auto Inc.	Summary judgment for Defendants	4/19/2006
Local Judgment Search	2:03CV70940-JCO	03/07/2003	Judgment	GM v. Transportation System Division	Summary judgment for GM	4/19/2006

5

Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
Local Judgment Search	2:04CV72324-PJD-SDP	6/23/2004	Judgment	Barsh v. GM	Declaroty judgment for GM	4/19/2006
Local Judgment Search	2:05CV72256-NGE-MKM	6/8/2005	Judgment	U.S. v Michael Ross & GM	GM garnished $4,394.50	4/19/2006
Local Judgment Search	2:05CV73144-BAF-MKM	9/15/2005	Judgment	U.S. v. Sheila Bell & GM	GM garnished $5,139.03	4/19/2006
Pending Local Judgment Search	2:02X73693-AC	9/16/2002	Pending Judgment	Beilowitz v. GM	subpoena quashed	4/19/2006
Pending Local Judgment Search	2:03CV73141-JF	8/18/2003	Pending Judgment	Neason v. GM	Settlement pending	4/19/2006
Pending Local Judgment Search	2:04X70092-JCO	1/12/2004	Pending Judgment	Archay Financial v. GM	Motion to appeal dismissed	4/19/2006

Debtor: General Motors Corporation
JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
West – Virginia Berkeley County
Local Judgment Search	90-C-108N	10/23/1992	Judgment	Gregory F. Johnson A. Minor et al	$2,912,500.00	4/21/2006
Local Judgment Search	99-C-142	6/23/1999	Judgment	LLI Technologies Engineering and Construction Inc.	$153,328.50	4/21/2006
Oklahoma – Oklahoma County
State Tax Lien Search	2991926991	3/5/2001	Tax lien	N/A	$686,345.69	4/28/2006
Indiana – Marion County
State Tax Lien Search	0002589054	10/18/200	N/A	N/A	$61.07	4/27/2006

6

Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
State Tax Lien Search	050055214278	9/02/2005	N/A	N/A	$33.00	4/27/2006
Local Judgment Search	49DDD01-9607-CP-0922	1/22/1997	Judgment	Carolyn Martin	Judgment of $22,092.43 plus $2,313.22 interest	4/27/2006
Local Judgment Search	49011-0309-PL-001693	4/20/2004	Judgment	N/A	GM is entitled to no portion of Damage award, having received $150.00 previously for right of way access interest.	4/27/2006
Michigan – Washtenaw County
Local Judgment Search	NGW960002615CK	4/10/1997	Judgment	Estate of Jeffrey Mite, deceased	$100,000	4/24/2006
New Jersey – Union County
Local Judgment Search	J134207 92	12/02/1992	Judgment	Mary Sanford	$60,000	4/11/06
Local Judgment Search	j 61412 96	3/14/1996	Judgment	Mary Sanford	$12,000
New York – Erie County
Local Judgment Search	I 1992 014852 Bk 73 Pg 5207	1/19/2000	Judgment	Roger Melius, Sr. et al	$482.47	4/25/2006
New York – New York County
Local Judgment Search	163284-03	7/13/1989	Judgment	Wecht, Robert G	$2,540,735.10	4/21/2006
Local Judgment Search	163284-06	7/13/1989	Judgment	Wecht, Alice M	$272,902.50
Local Judgment Search	1612643-03	10/01/2002	Judgment	Ann Styles, as the administrator of the estate of James Styles	$901,586.71
Local Judgment Search	1612643-06	10/01/2002	Judgment	Ann Styles, as guardian ad litem of Gordon Styles, infant	$30,625.33
Local Judgment Search	1612643-09	10/01/2002	Judgment	Ann Styles, as guardian ad litem of John Styles, infant	$30,625.33

7

Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
Local Judgment Search	1612643-12	10/01/2002	Judgment	Kaufman Borgeest & Ryan	$1,707,215.98
Local Judgment Search	1612643-15	10/01/2002	Judgment	Ann Styles, as the administrator of the estate of James Styles	$251,999.38
Local Judgment Search	1612643-18	10/01/2002	Judgment	Ann Styles, as guardian ad litem of Gordon Styles, infant	$4,358.67
Local Judgment Search	1612643-21	10/01/2002	Judgment	Ann Styles, as guardian ad litem of John Styles, infant	$4,358.67
Ohio – Trumbull County
State Tax Lien Search	200212100047382	12/10/2002	Tax Lien	Trumbull County	45,431.18
Pennsylvania – Allegheny County
Local Judgment Search	AR-01-4047	1/23/2002	Judgment	Donna & Danielle Pazin	$25,000	4/28/2006
Local Judgment Search	GD-03-11882	6/27/2003	Judgment	West Mifflin Borough	$2,184.22
Local Judgment Search	GD-03-6161	1/29/2004	Judgment	William Lisac Jr. and Lois Jean Lisac	$180,000
Local Judgment Search	AR-04-5447	12/16/2005	Judgment	$3,337.50	Theresa A Pietrowski
Pennsylvania – Chester County
Local Judgment Search	92-06398	12/02/1998	Judgment	John D. Ackerman	$120,000	4/03/2006
Texas – Tarrant County
Local Judgment Search	141-173352-98	7/01/1999	Judgment	Mel Anthony Harper, et al	$8,006,764.23	4/17/2006

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Debtor: General Motors Corporation

JURISDICTION/SEARCH TYPE	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL	SEARCH DATE
Texas – Travis County
Local Judgment Search	1999062551	7/07/1999	Judgment	Mel Anthony Harper, et al	$5.00	4/26/2006
West Virginia – Berkeley County
Local Judgment Search	90-C-108N	10/23/1992	Judgment	Gregory F Johnson a minor et al	$2,912,500	4/21/2006
Local Judgment Search	99-C-142	6/23/1999	Judgment	LLI Technologies Engineering & Construction Inc.	$153,328
Wisconsin – Rock County
Local Judgment Search	2002CV001081	7/31/2002	Judgment		$607.89	4/19/2006

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